                                                                     EXHIBIT 4.7

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                           MOBILE STORAGE GROUP, INC.




                           ---------------------------


                              AMENDED AND RESTATED

                           SUBORDINATED NOTE AGREEMENT

                          Dated as of November 13, 2001


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


                                TABLE OF CONTENTS

ARTICLE I  AMENDMENT AND RESTATEMENT; DEFINITIONS............................................2
    Section 1.1.  Amendment and Restatement..................................................2
    Section 1.2.  Interpretation.............................................................2
    Section 1.3.  Definitions................................................................3

ARTICLE II  SUCCESSOR COMPANY...............................................................19
    Section 2.1.  When the Company May Merge or Transfer Assets.............................19

ARTICLE III  SALE OF THE NOTES..............................................................19
    Section 3.1.  Sale of the Notes.........................................................19
    Section 3.2.  Legends...................................................................22
    Section 3.3.  Mandatory Repayment of the Notes..........................................22
    Section 3.4.  Optional Prepayment of the Notes..........................................22
    Section 3.5.  Optional Prepayment of the Notes Following Equity Offering................23
    Section 3.6.  Optional Prepayment of the Notes Following Public or 144A Debt
                  Offering   ...............................................................23
    Section 3.7.  Prepayment Right of Holders Upon Change of Control........................23
    Section 3.8.  Allocation of Prepayments.................................................24
    Section 3.9.  Notice of Prepayment of the Notes.........................................24
    Section 3.10. Restrictions on Optional Prepayments......................................25
    Section 3.11. Method of Payment on the Notes............................................25

ARTICLE IV  COVENANTS.......................................................................25
    Section 4.1.  Payment of the Notes......................................................25
    Section 4.2.  Limitation on Debt........................................................25
    Section 4.3.  Limitation on Restricted Payments.........................................28
    Section 4.4.  Limitation on Liens.......................................................32
    Section 4.5.  Restrictions on Distributions from Subsidiaries of the Company............33
    Section 4.6.  Limitation on Transactions with Affiliates................................34
    Section 4.7.  Notice of Default.........................................................35
    Section 4.8.  Authorizations and Approvals..............................................35
    Section 4.9.  Provision of Periodic Financial Information...............................35
    Section 4.10. Visits and Inspections....................................................36
    Section 4.11. Limitation on Issuance Certain Preferred Stock............................37
    Section 4.12. Future Subsidiary Guaranty................................................37
    Section 4.13. Board Observation.........................................................37

ARTICLE V  EVENTS OF DEFAULT; REMEDIES......................................................38
    Section 5.1.  Events of Default.........................................................38
    Section 5.2.  Acceleration..............................................................39
    Section 5.3.  Rights and Remedies Cumulative............................................40
    Section 5.4.  Delay or Omission Not Waiver..............................................40
    Section 5.5.  Waiver of Stay or Extension Laws..........................................40
    Section 5.6.  Waiver of Past Defaults...................................................40
    Section 5.7.  Rights of Holders To Receive Payment......................................41


                                       i
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
ARTICLE VI  SUBORDINATION...................................................................41
    Section 6.1.  Agreement To Subordinate..................................................41
    Section 6.2.  Liquidation, Dissolution, Bankruptcy......................................41
    Section 6.3.  Default on Senior Debt....................................................41
    Section 6.4.  Acceleration of Payment of Notes and Exercise of Remedies.................43
    Section 6.5.  When Distribution Must Be Paid Over.......................................43
    Section 6.6.  Subrogation...............................................................43
    Section 6.7.  Relative Rights...........................................................44
    Section 6.8.  Subordination May Not Be Impaired by Company..............................44
    Section 6.9.  Reinstatement.............................................................44
    Section 6.10. Proofs of Claim...........................................................44
    Section 6.11. Non-Impairment............................................................45
    Section 6.12. No Modification...........................................................45
    Section 6.13. Waivers; Reliance by Holders of Senior Debt...............................46
    Section 6.14. Enforcement of Rights.....................................................46
    Section 6.15. Note Reference to Subordination...........................................46

ARTICLE VII  TRANSFER OF THE NOTES..........................................................46
    Section 7.1.  Registration of Transfer..................................................46
    Section 7.2.  Register..................................................................47

ARTICLE VIII  TERMINATION...................................................................47
    Section 8.1.  Termination...............................................................47
    Section 8.2.  Liability.................................................................47

ARTICLE IX  AMENDMENTS......................................................................48
    Section 9.1.  Amendments................................................................48
    Section 9.2.  Revocation and Effect of Consents and Waivers.............................48
    Section 9.3.  Notation on or Exchange of Notes..........................................49
    Section 9.4.  Payment for Consent.......................................................49

ARTICLE X  MISCELLANEOUS....................................................................49
    Section 10.1. Notices    ...............................................................49
    Section 10.2. Parties    ...............................................................51
    Section 10.3. Governing Law; Forum Selection; Consent to Jurisdiction...................52
    Section 10.4. Waiver of Jury Trial......................................................52
    Section 10.5. Replacement Note..........................................................52
    Section 10.6. Successors and Assigns....................................................53
    Section 10.7. Severability Clause.......................................................53
    Section 10.8. Further Assurances........................................................53
    Section 10.9. Entire Agreement..........................................................53
    Section 10.10.Headings   ...............................................................53
    Section 10.11.Counterparts..............................................................53
    Section 10.12.Original Notes............................................................53

ARTICLE XI  INDEMNIFICATION.................................................................54
    Section 11.1. Indemnity of Holders of the Notes by the Company..........................54


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


SCHEDULES AND EXHIBITS

SCHEDULE I       Purchaser Information
SCHEDULE 3.1(a)  Capitalization of the Company
EXHIBIT A        Form of Original Note
EXHIBIT B        Form of New Note
EXHIBIT C        Form of Loan Stock Instrument
EXHIBIT D        Form of Monthly Operating Statement

                AMENDED AND RESTATED SUBORDINATED NOTE AGREEMENT

        AMENDED AND RESTATED SUBORDINATED NOTE AGREEMENT, dated as of November 13, 2001 (this "AGREEMENT"), by and among Mobile Storage Group, Inc., a California corporation (the "COMPANY"), The Northwestern Mutual Life Insurance Company, a Wisconsin corporation ("NORTHWESTERN MUTUAL"), Capital d'Amerique CDPQ Inc., a Quebec corporation ("CDPQ"), John Hancock Life Insurance Company, a Massachusetts corporation ("JOHN HANCOCK"), John Hancock Variable Life Insurance Company ("VARIABLE"), Investors Partner Life Insurance Company ("PARTNER"), Signature 5 L.P. ("SIGNATURE"), and New York Life Insurance Company, a New York corporation ("NEW YORK LIFE") (collectively with each other Person which may acquire any Note in accordance with the terms of this Agreement, the "PURCHASERS" and each a "PURCHASER").

                                    RECITALS

        WHEREAS, the Company, Northwestern Mutual and CDPQ are parties to that certain Subordinated Note Agreement, dated as of June 30, 2000 (as amended prior to the date hereof, the "ORIGINAL SUBORDINATED NOTE AGREEMENT") pursuant to which each of Northwestern Mutual and CDPQ purchased 12% Subordinated Notes Due 2010 (the "ORIGINAL NOTES") of the Company in a principal amount set forth opposite such Purchaser's name in Column 4 of SCHEDULE I and in an aggregate principal amount of $25,000,000. The Original Notes are in the form set forth on Exhibit A attached hereto.

        WHEREAS, (i) the Company desires to sell, and Windward/MSG Co-Invest, LLC, a Delaware limited liability company ("WCI"), and Windward/MSG Co-Invest II, LLC, a Delaware limited liability company ("WCI II"), desire to purchase and acquire, the Common Stock and the Associated Common Stock (each as defined in the Purchase Agreement referred to below and, together with the Company's common stock heretofore issued to WCI and WCI II, collectively referred to as the "SHARES"), in accordance with the terms and conditions set forth in the Stock and Unit Purchase Agreement, dated as of the date hereof (the "PURCHASE AGREEMENT"), by and among the Company, WCI, WCI II and the Purchasers, (ii) the Company desires to sell, and each of the Purchasers desires to purchase, on a several basis, additional 12% Subordinated Notes Due 2010 of the Company (the "NEW NOTES") in a principal amount set forth opposite such Purchaser's name in Column 6 of SCHEDULE I and in an aggregate principal amount of $55,000,000, to be sold in investment units together with an aggregate of 14,604.4808 shares of Common Stock of the Company, par value $1.00 per share (the "ASSOCIATED COMMON STOCK") (each $1,000.00 in principal amount of the New Notes and 0.2655 shares of Associated Common Stock shall comprise one investment unit), (iii) the Company, WCI and Northwestern Mutual agree that 3,983.0402 shares of Associated Common Stock shall be beneficially held for Northwestern Mutual by WCI upon the terms set forth in the Second Amended and Restated Operating Agreement of WCI dated as of the date hereof, and that, in order to effect the foregoing, membership interests in WCI (the "WCI MEMBERSHIP INTERESTS") shall be issued to Northwestern Mutual and 3,983.0402 shares of Associated Common Stock shall be issued by the Company to WCI, in all cases in accordance with the terms hereof and of the Purchase Agreement, and (iv) the Company, WCI II, CDPQ, John Hancock and New York LIFE agree that 10,621.4406 shares of Associated Common Stock shall be beneficially held for CDPQ, John

Hancock and New York Life by WCI II upon the terms set forth in the Amended and Restated Operating Agreement of WCI II dated as of the date hereof and that, in order to effect the foregoing, membership interests in WCI II (the "WCI II MEMBERSHIP INTERESTS") shall be issued to CDPQ, John Hancock, Variable, Partner, Signature, and New York Life and 10,621.4406 shares of Associated Common Stock shall be issued by the Company to WCI II, in all cases in accordance with the terms hereof and of the Purchase Agreement. The New Notes shall be in the form set forth on Exhibit B attached hereto.

        WHEREAS, the Company intends to use the proceeds from the sale and issuance of the Notes for the acquisition, directly or indirectly, of all of the outstanding capital stock of Raven Hire Limited, a company organized under the laws of England (the "RAVEN ACQUISITION"), and for other general corporate purposes.

        WHEREAS, in connection with the transactions contemplated by the foregoing recitals, the parties hereto desire to amend and restate the Original Subordinated Note Agreement in accordance with the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and agreements contained in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                     AMENDMENT AND RESTATEMENT; DEFINITIONS

        Section 1.1. Amendment and Restatement. The Original Subordinated Note Agreement is hereby amended and restated to be in the form of this Agreement; provided that such amendment and restatement shall cease to be effective upon prepayment of the New Notes pursuant to the second sentence of SECTION 3.3.

        Section 1.2. Interpretation. For all purposes of this Agreement and the Notes, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Article and elsewhere in this Agreement include the plural as well as the singular;

            (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles that are consistently applied and, except as otherwise herein expressly provided, the term "GAAP" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States as of the date hereof; and

            (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

        Section 1.3. Definitions.


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


            "Acquired Debt" means Debt of a Subsidiary of the Company issued and outstanding on or prior to the date on which such Subsidiary was acquired by either the Company or any other Subsidiary of the Company (other than Debt issued as consideration in, or to provide all or any portion of the funds or credit support utilized in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary of the Company became a Subsidiary or was acquired by either the Company or any other Subsidiary of the Company).

            "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (A) of such specified Person, (B) of any Subsidiary of such specified Person or (C) of any Person described in clause (i) above. For purposes of this definition, control of a Person means the direct or indirect power to direct or cause the direction of the management and policies of such Person whether through the ownership of Voting Stock or other equity interests, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent" means The Bank of Nova Scotia (or any entity serving as administrative or collateral agent under the Credit Agreement at such time), as Administrative and Collateral Agent for the Lenders (as defined in the Credit Agreement) under the Credit Agreement, and, if there is no Person serving in such capacity under the Credit Agreement at such time, any agent or trustee under any refinancing or replacement thereof, in whole or in part. The designation in writing by the Company to the Holders from time to time of the identity of the Agent for purposes of this Agreement and the Notes shall be conclusive for all purposes hereof and thereof.

            "Agreement" means this Amended and Restated Subordinated Note Agreement among the Company and the Purchasers and all Schedules and Exhibits attached hereto.

            "Amendment and Restatement Date" means November 13, 2001.

            "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary of the Company, property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by any of the Company's Subsidiaries to the Company or by the Company or any of its Subsidiaries to any of the Company's Wholly Owned Subsidiaries, (ii) any sales or leases of assets in the ordinary course of business consistent with past practices (it being understood that sales of leased equipment to lessees are in the ordinary course of business) and (iii) a disposition subject to ARTICLE II (except to the extent the Company disposes of substantially all (but not all) of its assets, in which event the assets not so disposed of shall be deemed as having been sold by the Company).

            "Average Life" means, as of the date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled sinking fund, serial maturity or other principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

            "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

            "Board of Directors" means, with respect to any Person, such Person's Board of Directors or any committee thereof duly authorized to act on behalf of such Board of Directors.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, depending upon the context in which such term is used, to have been duly adopted by such Board of Directors of the Company and to be in full force and effect on the date of such certification and delivered to the Holders.

            "Business Day" means each day which is not a Saturday or Sunday or a day on which banking institutions are not required to be open in the State of New York.

            "Capital Lease Obligations" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease (a "Capital Lease") on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, contingent share issuances, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

            "CDPQ" has the meaning specified in the preamble to this Agreement.

            "Change of Control" means (a) prior to an IPO, the failure of the Windward Group to beneficially own, free and clear of all Liens, in the aggregate at least 50% of the outstanding shares of Voting Stock of the Company on a fully diluted basis (except for dilution resulting from issuance of incentive Capital Stock to management) or (b) after an IPO, (i) the failure of the Windward Group to beneficially own, free and clear of all Liens, in the aggregate at least 30% of the outstanding Voting Stock of the Company on a fully diluted basis or (ii) the acquisition, directly or indirectly, by any person or group (as defined in Section 13(d)(3) under the Exchange Act) (other than any member or members of the Windward Group) of a percentage of the outstanding Voting Stock of the Company that exceeds in the aggregate the percentage of Voting Stock then beneficially owned and controlled, directly or indirectly, by the Windward Group or (iii) the board of directors of the Company shall not consist of a majority of "CONTINUING DIRECTORS" (such term being defined as directors of the Company on the Closing and each other director, if such other director's nomination for election to the board of directors is recommended by a majority of the then Continuing Directors or is recommended by a committee of the board of directors, a majority of which is composed of the then Continuing Directors) or if such other director receives the affirmative vote of the Windward Group.

            "Change of Control Prepayment Date" has the meaning specified in
SECTION 3.7 hereof.

            "Company" has the meaning specified in the first paragraph of this Agreement.

            "Consolidated EBITDA Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided that, and without duplication, (A) if the Company or any of its Restricted Subsidiaries has issued any Debt since the beginning of such period that remains outstanding (other than Debt issued under a revolving credit or similar arrangement for working capital purposes or for capital improvement purposes) on the last day of such period or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an issuance of Debt, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been issued on the first day of such period; (B) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition, (x) the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Dispositions for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable to the assets which are the subject of such Asset Dispositions for such period and (y) Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of the Company or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any of the Company's Restricted Subsidiaries is sold, by an amount equal to the Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale); (C) if since the beginning of such period the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any of the Company's Subsidiaries (or any Person which becomes a Subsidiary of the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the issuance of any Debt, but without regard to clause
(ii) of the proviso to the definition of "Consolidated Net Income") as if such Investment or acquisition occurred on the first day of such period; (D) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (B) or (C) above if made by the Company or any of its Restricted Subsidiaries during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period; and (E) there shall be excluded from Consolidated Interest Expense any Consolidated Interest Expense related to any amount of Debt that was outstanding during such four-fiscal-quarter period or thereafter but that is not outstanding or is to be repaid on the date of determination, except for Consolidated Interest Expense accrued during such four-fiscal-quarter period under a revolving credit or similar arrangement. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Debt issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company, which determination shall, if the Holders of a majority of the principal amount of the Notes so request, be confirmed by the independent accountants of the Company. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period taking into account any Interest Rate Agreement applicable to such Debt (if such Interest Rate Agreement has a remaining term in excess of twelve months).

            "Consolidated Income Tax Expense" means, for any period, the consolidated provision for income taxes of the Company and its consolidated Restricted Subsidiaries for such period determined in accordance with GAAP.

            "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, including (i) interest expense attributable to capital leases, (ii) capitalized interest to the extent actually paid, (iii) non-cash interest expense (excluding any such interest expense resulting from the accretion of original issue discount with respect to the Notes), (iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (v) interest actually paid by the Company or any such Restricted Subsidiary under any guarantee of Debt or other obligation of any other Person, (vi) net costs under Interest Rate Agreements (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock and Redeemable Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary of the Company and (viii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company and its consolidated Subsidiaries) in connection with loans incurred by such plan or trust to purchase newly issued or treasury shares of the Company; provided that non-cash interest expense accrued on unpaid dividends applicable to the Company's Preferred Stock shall be excluded from the calculation of Consolidated Interest Expense; provided further that the calculation of Consolidated Interest Expense shall exclude (x) any amount of interest expense of any Restricted Subsidiary of the Company if the net income (or loss) of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clauses (i) or (iii) of the definition thereof (but only in the same proportion as the net income (or loss) of such Restricted Subsidiary is excluded from the calculation of Consolidated Net Income pursuant to clauses (i) or (iii) of the definition thereof) and (y) any premiums, fees and expenses (and any amortization thereof) payable in connection with the Original Transaction and the New Transaction, all as determined on a consolidated basis in conformity with GAAP.

            "Consolidated Leverage Ratio" as of any date of determination means the ratio of (i) Total Debt on such date to (ii) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination; provided that and without duplication, (A) with respect to any calculation made in contemplation of any Debt issuance, EBITDA and Total Debt shall be calculated after giving effect on a pro forma basis to the Debt proposed to be issued as if such Debt had been issued on the first day of such period, (B) if the Company or any of its Restricted Subsidiaries has issued any Debt since the beginning of such period that remains outstanding (other than Debt issued under a revolving credit or similar arrangement for working capital purposes or for capital improvement purposes) on the last day of such period, EBITDA and Total Debt for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been issued on the first day of such period; (C) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Dispositions for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable to the assets which are the subject of such Asset Dispositions for such period; (D) if since the beginning of such period the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any of the Company's Restricted Subsidiaries (or any Person which becomes a Restricted Subsidiary of the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA for such period shall be calculated after giving pro forma effect thereto (including the issuance of any Debt, but without regard to clause (ii) of the proviso to the definition of "Consolidated Net Income") as if such Investment or acquisition occurred on the first day of such period; and (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or any of its Restricted Subsidiaries during such period, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets and the amount of income or earnings relating thereto the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company, which determination shall, if the Holders of a majority of the principal amount of the Notes so request, be confirmed by the independent accountants of the Company. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of twelve months).

            "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP (other than any net income (or loss) of any Unrestricted Subsidiary); provided that there shall not be included in such Consolidated Net Income (without duplication):

                        (i) any net income (or loss) of any Person if such
            Person is not a Restricted Subsidiary of the Company, except that the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary of the Company as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary of the Company, to the limitations contained in clause (iii) below); provided that such limitation shall not apply to equity income in respect of investments outstanding as of the Original Closing Date;

                        (ii) solely for the purposes of calculating the amount
            of Restricted Payments that may be made pursuant to SECTION 4.3 hereof, any net income (or loss) of any Person acquired by the Company or a Restricted Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition;

                        (iii) any net income of any Restricted Subsidiary of the
            Company if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (other than general statutory limitations on the payment or making of such dividends or distributions), except that
            (A) the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed or available for distribution without restriction by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary of the Company as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary of the Company, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                        (iv) any gain (or loss) realized upon the sale or other
            disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                        (v) the cumulative effect of a change in accounting
            principles;

                        (vi) any extraordinary, non-recurring or unusual gains
            and extraordinary, non-recurring or unusual losses;

                        (vii) any charges, expenses and amortizations which are
            accelerated by reason of the payment prior to the maturity thereof of any Debt;

                        (viii) any fees or expenses (and any amortization
            thereof) incurred in connection with, or payable prior to or substantially concurrently with the closing of the New Transaction (including, without limitation, any fees or expenses related to the financing thereof, any fees or expenses of attorneys, accountants, financial advisors, consultants and other similar persons incurred in connection therewith and any other such fees and expenses relating thereto); and

                        (ix) any non-cash charges reducing the net income of the
            Company or any Restricted Subsidiary that relate to the issuance, granting or modification of Capital Stock, stock options, stock warrants, stock appreciation rights or any other similar rights to the directors, officers or employees of the Company or any of its Restricted Subsidiaries, and any cash payments reducing net income of the Company or any of its Restricted Subsidiaries that relate to stock options, stock appreciation rights or any other similar rights, to the extent such cash payments do not come within any of the Restricted Payment exceptions set forth in SECTION 4.3(b) hereof.

In computing Consolidated Net Income of the Company, (1) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and
(2) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination.

            "Consolidated Net Worth" of any Person means the total of the amounts shown on the balance sheet of such Person and its consolidated Subsidiaries (or, if such Person is the Company, the balance sheet of the Company and its consolidated Restricted Subsidiaries), determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of such Person ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such Person, plus (ii) paid-in capital or capital surplus relating to such Capital Stock, plus (iii) any retained earnings or earned surplus, less (A) any accumulated deficit, less
(B) any amounts attributable to Redeemable Stock, and less (without duplication)
(C) any amounts attributable to Exchangeable Stock.

            "Credit Agreement" means the Amended and Restated Credit Agreement dated as of the Amendment and Restatement Date, among the Company, Mobile Storage (U.K.) Limited, a company organized under the laws of England, The Bank of Nova Scotia, as agent and lead arranger for the US Lenders (as therein defined), Scotiabank, as agent and lead arranger for the UK Lenders (as therein defined), Union Bank of California, N.A., as documentation agent, PNC Bank, national association, as syndication agent, and the Lenders party thereto from time to time, as it may be amended, restated, supplemented, modified, restructured, extended, renewed, refinanced, replaced or otherwise modified from time to time, in whole or in part.

            "Currency Agreement" means in respect of any Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

            "Debt" of any Person means, without duplication

                        (i) the principal of, premium (if any) and interest and
            related fees and expenses (if any) in respect of (A) indebtedness of such Person for money borrowed and

            (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                        (ii) all Capital Lease Obligations of such Person;

                        (iii) all obligations of such Person issued or assumed
            as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement;

                        (iv) all obligations of such Person for the
            reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

                        (v) all obligations of the type referred to in clauses
            (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including any guarantees of such obligations and dividends, but, in each case, only to the extent such Person is responsible or liable for such obligations or dividends;

                        (vi) all obligations of the type referred to in clauses
            (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (even if such obligation is not assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

                        (vii) to the extent not otherwise included in this
            definition, Hedging Obligations of such Person.

Notwithstanding any of the foregoing provisions of this definition of "Debt",
(1) the amount outstanding at any time of any Debt issued with original issue discount is the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, and (2) Debt shall not include (A) any liability for federal, state, local or other taxes, (B) trade accounts payable and other accrued expenses arising in the ordinary course of business and obligations to consignors to pay under normal trade terms for consigned goods, (C) with respect to the deferred purchase price of property, obligations which are due within six months after the date of placing such property in service or taking delivery and title thereto, (D) any obligations in respect of any Redeemable Stock (including any Preferred Stock that is Redeemable Stock) or (E) any obligation of the Company pursuant to the Shareholders Agreement to purchase stock from any Employee Shareholder upon the disability, death, or retirement of such Employee Shareholder. The amount of Debt of any Person at any date shall be (x) the outstanding balance at such date of all unconditional obligations as described above, and (y) the maximum liability determined by such Person's Board of Directors, in good faith, as reasonably likely to occur, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. For purposes of determining any particular amount of Debt under
SECTION 4.2 hereof, (i) obligations of a Person with respect to letters of credit, guarantees or security interests supporting or relating to any Debt which is otherwise included in the determination of such particular amount shall not be included, (ii) Debt permitted under SECTION 4.2 hereof need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by reference to one such provision and in part by reference to one or more other provisions of the covenant permitting such Debt, and (iii) in the event that an item of Debt or portion thereof meets the criteria of more than one of the types of Debt permitted under SECTION 4.2 hereof, the Company, in its sole discretion, may classify such item of Debt or portion thereof in one of such provisions and only be required to include the amount and type of such Debt or portion thereof in one of such provisions.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Designated Senior Debt" means all Senior Debt under the Credit Agreement.

            "EBITDA" for any period means the Consolidated Net Income for such period (but without giving effect to adjustments, accruals, deductions or entries resulting from gains or losses from any Asset Dispositions), plus the following to the extent deducted in calculating such Consolidated Net Income:
(i) Consolidated Income Tax Expense, (ii) Consolidated Interest Expense, (iii) depreciation expense and (iv) amortization expense and other non-cash charges.

            "Employee Shareholders" has the meaning specified in the Shareholders Agreement.

            "Event of Default" has the meaning specified in SECTION 5.1 hereof.

            "Equity Offering" means an offering of Capital Stock of the Company (or any entity of which the Company is a Subsidiary, to the extent the cash proceeds of such primary offering are contributed to the Company or used to acquire Capital Stock of the Company) pursuant to an effective registration statement under the Securities Act or any similar private placement of securities.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Exchangeable Stock" means any Capital Stock which is exchangeable or convertible into another security (other than Capital Stock of the Company which is neither Exchangeable Stock nor Redeemable Stock).

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "Holder" means any of the Purchasers or any other Person in whose name a Note or Notes are registered on the Note Register.

            "Indemnitees" has the meaning specified in SECTION 11.1 hereof.

            "Initial Holders" means Northwestern Mutual, CDPQ, John Hancock, Variable, Partner, Signature and New York Life.

            "Interest Payment Date" has the meaning specified in Exhibit A or Exhibit B, as applicable.

            "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is a party or a beneficiary.

            "Investment" in any Person means any loan or advance to, any guarantee of, any capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any acquisition of any Capital Stock, equity interest, obligation or other security of, such Person. Investments shall exclude advances to customers and suppliers in the ordinary course of business. For purposes of the definition of "Unrestricted Subsidiary" and SECTION 4.3 hereof, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary of the Company is designated an Unrestricted Subsidiary, and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company and
(ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors of the Company in good faith.

            "IPO" means an initial public offering of stock by the Company under the Securities Act involving the registration of $25,000,000 or more of the common stock of the Company.

            "Lien" means any mortgage, pledge, security interest, encumbrance, or charge of any kind (including any conditional sale or other title retention agreement) to secure payment of a debt or performance of an obligation.

            "Loan Stock" means the variable rate guaranteed unsecured loan stock issued by Freepeak Limited, a Subsidiary of the Company, to certain shareholders of Raven Hire Limited under that certain Loan Stock Instrument, to be dated on or about November 13, 2001, as in effect on such date and in substantially the form attached hereto as Exhibit C.

            "Management Agreement" means the Management Agreement, dated as of June 30, 2000, between Windward Capital Management LLC and the Company, as amended by that certain First Amendment to Management Agreement, dated as of November 13, 2001, between the aforesaid parties.

            "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock or Debt of the Company, the cash proceeds of such issuance or sale of Capital Stock or Debt, net of any underwriters' or placement agents' fees, discounts or commissions related to such issuance or sale.

            "New Notes" has the meaning specified in the Recitals hereof.

            "New Transaction" means, collectively, (a) the issuance and sale by the Company of the New Notes, the Associated Common Stock and the Common Stock and (b) the acquisition of all of the capital stock of Raven Hire Limited pursuant to that certain Agreement for the Sale and Purchase by Auction of Raven Hire Limited, to be dated on or about November 13, 2001, by and among Freepeak Limited, Dudley Stuart Thompson and others.

            "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible Capital Stock of such corporation; provided, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

            "Non-Monetary Default Blockage Period" has the meaning specified in
SECTION 6.3 hereof.

            "Non-Recourse Debt" means, with respect to any Person, Debt of such Person to the extent that, if such Person fails to pay such Debt when due and the holder thereof obtains a judgment with respect thereto, the holder may not collect by levy of execution against any general assets of such Person other than assets securing such Debt; provided, however, that Debt shall not fail to constitute Non-Recourse Debt by reason of (i) provisions giving recourse to, or rights against, such Person or any assets thereof upon the happening of certain specified events, including, without limitation, intentional misrepresentation, regulatory noncompliance or violation of law, or (ii) any rights the holder thereof may have under bankruptcy, insolvency, receivership or other proceedings including by reason of Section 1111(b) of the Federal Bankruptcy Code.

            "Northwestern Mutual" has the meaning specified in the preamble to this Agreement.

            "Note Register" means the register maintained pursuant to SECTION
7.2 hereof.

            "Notes" means, collectively, (a) the $25,000,000 principal amount of the Original Notes issued hereunder, (b) the $55,000,000 principal amount of the New Notes issued hereunder and (c) all promissory notes issued in replacement or substitution for any Original Notes or New Notes. "Note" means all or a part of the Notes.

            "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company, depending upon the context in which such term is used.

            "Original Closing Date" means June 30, 2000.

            "Original Notes" has the meaning specified in the Recitals hereof.

            "Original Subordinated Note Agreement" has the meaning specified in the Recitals hereof.

            "Original Transaction" means, collectively, (a) the merger of Windward Acquisition/MS, LLC, a Delaware limited liability company, with and into the Company pursuant to the Amended and Restated Agreement and Plan of Merger dated April 3, 2000 by and among the Company, Windward Acquisition/MS, LLC, Windward Capital Partners II, L.P., Windward Capital LP II, L.L.C., WCI and the equity holders of the Company party thereto;

(b) the original execution of the original Credit Agreement and the initial borrowings thereunder; (c) the execution of the Shareholders Agreement; and (d) the transactions contemplated by the Original Subordinated Note Agreement.

            "Pari Passu", as applied to the ranking of any Debt of a Person in relation to other Debt of such Person, means that each such Debt either (i) is not subordinated in right of payment to any Debt or (ii) is subordinated in right of payment to the same Debt as is the other, and is so subordinated to the same extent, and is not subordinated in right of payment to such other Debt or to any Debt as to which the other is not so subordinated.

            "Payment Default Blockage Period" has the meaning specified in
SECTION 6.3 hereof.

            "Permitted Junior Securities" means (a) debt securities of the Company as reorganized or readjusted, or debt securities of the Company (or any other company, trust or organization provided for by a plan of reorganization or readjustment succeeding to the assets and liabilities of the Company), that, in each case, are subordinated, to at least the same extent as the Notes, to the payment of all Senior Debt that will be outstanding after giving effect to such reorganization or readjustment, so long as (i) the spread between the Treasury Yield and the yield on such debt securities as of the issuance of such debt securities shall not exceed the spread between the Treasury Yield and the yield on the Notes on the date hereof and (ii) such debt securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date one year following the final scheduled maturity date of the Senior Debt (as modified by such reorganization or readjustment) or
(b) shares of stock of the Company as reorganized or readjusted pursuant to a reorganization or readjustment; provided, that, in each case with respect to clauses (a) and (b) above, (x) if a new corporation results from any such reorganization or readjustment, such corporation assumes all Senior Debt that will be outstanding after giving effect thereto and (y) the rights of the holders of the Senior Debt are not, without the consent of such holders or approval by a court of competent jurisdiction, altered by any such reorganization or readjustment, including, without limitation, such rights being impaired within the meaning of Section 1124 of Title 11 of the United States Code, or any impairment of the right to receive interest accruing during the pendency of a bankruptcy or insolvency proceeding, including proceedings under Title 11 of the United States Code.

            "Permitted Liens" means (a) Liens existing on the Original Closing Date and renewals, extensions and replacements thereof; provided, that such renewals, extensions and replacements shall not apply to any property or assets not previously subject to such Liens or increase the principal amount of obligations secured thereby, (b) Liens on deposits made in the ordinary course of business, (c) Liens in favor of collecting banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such banks, (d) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided, that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP, (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings, (f) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation, (g) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business,
(h) easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not material in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary course of business of the Company or its Subsidiaries, as the case may be, and any exceptions to title set forth in any title insurance policies, (i) any attachment or judgment Lien so long as the execution or other enforcement thereof is effectively stayed, the claims secured thereby are being contested in good faith by appropriate proceedings, adequate reserves have been established with respect to such claims in accordance with GAAP and no Default or Event of Default would result thereby or occur as a consequence thereof, (j) any Liens relating or pursuant to Capital Lease Obligations and arising solely out of the lease of the property related thereto and (k) any Liens in favor of consignors with respect to consigned goods.

            "Permitted Preferred Stock" means, collectively, (a) Preferred Stock outstanding as of the Amendment and Restatement Date and described on SCHEDULE 3.1(a) attached hereto (including without limitation the Company's Series A Convertible Preferred Stock, the Series B 10% Convertible Cumulative Preferred Stock, the Series C 8.5% Cumulative Preferred Stock, the Series E 8.5% Convertible Cumulative Preferred Stock and the Series F Preferred Stock), and
(b) Preferred Stock which is not mandatorily redeemable (or otherwise subject to any mandatory repurchase by or on behalf of the Company) on or before the final maturity of the Notes.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation. Without limiting the foregoing, the Preferred Stock of the Company shall include the Company's Series A Convertible Preferred Stock, the Series B 10% Convertible Cumulative Preferred Stock, the Series C 8.5% Cumulative Preferred Stock, the Series E 8.5% Convertible Cumulative Preferred Stock and the Series F Preferred Stock.

            "Prepayment Date" has the meaning specified in SECTION 3.9 hereof.

            "Public or 144A Debt Offering" means either (a) an underwritten offering of Debt securities of the Company registered under the Securities Act or (b) an offering of Debt securities issued in accordance with the exemption from registration provided by Rule 144A promulgated thereunder (together with concurrent exchange registration rights relating to such Debt securities).

            "Purchasers" has the meaning specified in the first paragraph of this Agreement.

            "Raven Acquisition" has the meaning specified in the Recitals hereof.

            "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time on or prior to the Stated Maturity of the Notes.

            "Refinancing Debt" has the meaning specified in SECTION 4.2(b) hereof.

            "Replenishment Amount" means an amount equal to the net cash received by the Company and its Subsidiaries from issuances of Capital Stock to the directors, officers and employees of the Company and its Subsidiaries subsequent to the Amendment and Restatement Date.

            "Restricted Payment" has the meaning specified in SECTION 4.3(a) hereof.

            "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

            "Secured Debt" means any Debt of the Company or any Restricted Subsidiary secured by a Lien on any assets of the Company or any Restricted Subsidiary as any such Debt may be amended, restated, supplemented, modified, restructured, extended, renewed, refinanced, replaced or otherwise modified from time to time, in whole or in part.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Senior Debt" means any Debt of the Company and its Restricted Subsidiaries (i) to any Person under the Credit Agreement and each note, guaranty, security agreement or other loan document executed and delivered by the Company or any Subsidiary of the Company pursuant to the terms of the Credit Agreement, including, without limitation, any principal, interest (whether accrued prior to or after the commencement of any proceeding under any Bankruptcy Law or other bankruptcy or reorganization law and whether or not allowed in such proceeding), obligations with respect to letters of credit and letter of credit guarantees, all reimbursement and indemnification obligations thereunder (whether or not matured, unmatured, liquidated or contingent) and all obligations thereunder to pay fees, expenses and other amounts of the Company;
(ii) to any Person under any Interest Rate Agreements entered into for the purpose of providing interest rate protection in respect of Debt under the Credit Agreement, (iii) set forth on SCHEDULE 3.1(a) hereto, and (iv) to any Person, if (A) so designated by the Company, (B) at the time of the incurrence thereof, after giving effect thereto, the Consolidated Leverage Ratio is less than or equal to 5:00 to 1, (C) at the time of such designation, no Default or Event of Default exists, and (D) such designation is made in a written instrument duly executed by the Company and delivered to the Holders, which delivery shall be deemed to be a representation and warranty by the Company that the conditions to such designation set forth in this sentence have been fully satisfied. Notwithstanding the foregoing, (a) in no event shall any Debt which is incurred in violation of SECTION 4.2 hereof constitute Senior Debt, and (b) in no event shall any of the following constitute Senior Debt (unless it would otherwise be included in clauses (i) or (ii) above): (1) Debt which is expressly subordinated in right of payment to, or is

Pari Passu with, the Notes, (2) Debt which is owed to an Affiliate of the Company or its Restricted Subsidiaries, or (3) any Non-Recourse Debt.

            "Shareholders" has the meaning specified in the Shareholders Agreement.

            "Shareholders Agreement" means the Shareholders Agreement, dated as of April 3, 2000, as amended by Amendment No. 1, dated as of November 13, 2001, among Windward Capital Partners II, L.P., Windward Capital LP II, L.L.C., WCI, WCI II, the Company and the equity holders of the Company party thereto, as amended, restated, supplemented or otherwise modified from time to time.

            "Shares" has the meaning specified in the Recitals hereof.

            "Significant Subsidiary" means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than ten percent (10%) of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than ten percent (10%) of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which all of the outstanding principal of such security is due and payable, including pursuant to any mandatory redemption provision.

            "Subordinated Obligation" means any Debt of the Company (whether outstanding on the Original Closing Date or thereafter incurred) which is by its terms or by related agreement expressly subordinate or junior in right of payment to the Notes.

            "Subsidiary" means, with respect to any Person, a corporation or other entity (including a partnership or a limited liability company) of which a majority of the Capital Stock or other voting interests having voting power under ordinary circumstances to elect a majority of the board of directors or otherwise control such corporation or other entity is owned by (i) such Person,
(ii) such Person and one or more of its Subsidiaries or (iii) one or more Subsidiaries of such Person.

            "Total Debt" as of any date of determination means the excess, if any, of the aggregate principal amount of all Debt of the Company and its Restricted Subsidiaries, on a consolidated basis, outstanding on such date less the aggregate amount of cash held by the Company and its Restricted Subsidiaries, on a consolidated basis, on such date.

            "Treasury Yield" means the arithmetic mean of the rates published as "Treasury Constant Maturities" as of 5:00 p.m., New York time, for the five Business Days preceding the date of determination pursuant to this Agreement, as shown on the USD screen of the Bloomberg service, or if such service is not available, the Telerate service, or if neither the Bloomberg nor the Telerate service is available, in the weekly statistical release designated "H.15(519)" (or any successor publication) published by the Board of Governors of the Federal Reserve System, for "On the Run" U.S. Treasury obligations corresponding to the remaining life to maturity of the

Notes as of the date of determination; if no such maturity shall so exactly correspond, yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Treasury Yield shall be interpolated or extrapolated (as applicable) from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month).

            "2000 Stock Option Plan" means the Company's 2000 Stock Option Plan adopted on July 28, 2000.

            "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly-formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that either (A) the Subsidiary to be so designated has total assets of $1,000,000 or less or (B) if such Subsidiary has assets greater than $1,000,000, that such designation would be permitted under SECTION 4.3 hereof. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that immediately after giving effect to such designation (x) the Company could issue $1.00 of additional Debt under SECTION 4.2(a) hereof and (y) no Default or Event of Default shall have occurred and be continuing. Any Subsidiary of the Company may be designated as an Unrestricted Subsidiary (or not so designated) for purposes of this Agreement without regard to whether such Subsidiary is so designated (or not so designated) for purposes of any other agreement relating to Debt of the Company or any of its Subsidiaries. Notwithstanding anything in the foregoing to the contrary, no Subsidiary of the Company may be designated an Unrestricted Subsidiary if the Board of Directors of the Company has previously designated such Subsidiary an Unrestricted Subsidiary and thereafter designated such Subsidiary a Restricted Subsidiary under this Agreement more than one time.

            "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

            "WCI" has the meaning specified in the Recitals hereof.

            "WCI II" has the meaning specified in the Recitals hereof.

            "Wholly Owned Subsidiary" means, with respect to any Person, a Subsidiary of such Person all the Capital Stock of which (other than directors' qualifying shares and Preferred Stock) is owned by such Person or another Wholly Owned Subsidiary of such Person.

            "Windward Group" means (a) Windward Capital Partners II, L.P., a Delaware limited partnership, (b) Windward Capital LP II, LLC, a Delaware limited liability company, (c) Affiliates of the Persons referred to in clauses
(a) and (b), (d) Windward/MSG Co-Invest, LLC, a Delaware limited liability company, and (e) Windward/MSG Co-Invest II, LLC, a Delaware limited liability company.

                                   ARTICLE II

                                SUCCESSOR COMPANY

        Section 2.1.  When the Company May Merge or Transfer Assets.

               (a) The Company shall not consolidate with or merge with or into, or convey or transfer or lease all or substantially all of its assets (determined on a consolidated basis) to, another Person unless, subject to and without limiting the terms of SECTION 3.7 hereof, (i) the resulting, surviving or transferee Person (if not the Company) shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and such entity shall assume in writing in form and substance satisfactory to the Holders of the Notes all the obligations of the Company under the Notes and this Agreement, (ii) immediately prior to and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and either (A) the Company is able to incur at least $1.00 of additional Debt pursuant to SECTION 4.2(a) hereof or (B) the resulting, surviving or transferee Person shall have Consolidated Net Worth in an amount which is not less than the result of (x) the Consolidated Net Worth of the Company immediately prior to such transaction, minus (y) the aggregate amount of Restricted Payments which could have been made by the Company pursuant to
SECTION 4.3(a) hereof immediately prior to such transaction, but which are not being made as part of such transaction, and (iii) the Company shall have delivered to the Holders a certificate of an Officer of the Company stating that such consolidation, merger or transfer complies with this Agreement and showing in reasonable detail the calculations on which the Company based such determination.

               (b) Notwithstanding the provisions of SECTION 2.1(a), (i) any Subsidiary of the Company with a positive net worth may consolidate with, merge into or transfer all or part of its properties and assets to the Company; provided that, in connection with any such transaction, no consideration (other than common stock in the surviving Person or the Company) shall be issued or distributed to the shareholders of the Company, and (ii) the provisions of clause (ii) of SECTION 2.1(a) above shall not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company.

                                   ARTICLE III

                                SALE OF THE NOTES

        Section 3.1. Sale of the Notes. Representations and Warranties of the Company. To induce the Purchasers to enter into and perform this Agreement, the Company represents and warrants to the Purchasers and their nominees, if any, as of the date hereof as follows in this SECTION 3.1(a).

                (i) The Company is a corporation validly existing and in good standing under the laws of the state of California, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.

                (ii) The Notes have been duly authorized and, when issued and delivered pursuant to this Agreement and the Purchase Agreement, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Company, entitled to the benefits provided by this Agreement and the Purchase Agreement under which they are to be issued; this Agreement and the Purchase Agreement constitute the legal, valid and binding instruments of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The issuance of the Shares has been duly authorized, the Shares have been reserved for issuance under the Merger Agreement, the Original Subordinated Note Agreement and the Purchase Agreement, and when issued and delivered pursuant to the Merger Agreement, the Original Subordinated Note Agreement and the Purchase Agreement, will have been duly issued, fully paid and non-assessable.

                (iii) The issue and sale of the Notes and the Shares and the compliance by the Company with all of the provisions of the Notes, this Agreement and the Purchase Agreement and the consummation of the transactions herein and therein contemplated will not (a) constitute a violation (with or without the giving of notice or lapse of time or both) of any provision of any domestic or foreign law applicable to the Company, (b) require any consent, approval or authorization of, or notice to, any person, corporation, partnership, domestic or foreign governmental authority or other organization or entity, (c) result in a default under, an acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any material agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which the Company is bound or to which any of its assets are subject, (d) result in the imposition or creation of any Lien upon any assets owned or used by the Company or (e) conflict with or result in a breach of or constitute a default under any provision of the Company's Articles of Incorporation or Bylaws.

                (iv) As of the date hereof (and after giving effect to the issuance of the Shares), SCHEDULE 3.1(a) hereto accurately states the percentage and number of shares of stock in the Company owned by each holder thereof with respect to the Common Stock and the aggregate numbers outstanding of each class of the Company's Preferred Stock. All such shares of stock have been duly issued and are fully paid and non-assessable. Except as set forth on SCHEDULE 3.1(a), there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any obligations convertible into, shares of stock of the Company.

                (v) Except for the consummation of the New Transaction, the representations and warranties set forth in the Credit Agreement are true and complete in all material respects as of the date hereof (except for representations and warranties in the Credit Agreement that speak as of a certain date); provided, however, that where the context requires, references therein to the Credit Agreement shall be deemed to be references to this Agreement and references to the lenders or agent(s) thereunder shall be deemed to be a reference to the Holders. Except for the consummation of the New Transaction, the Credit Agreement is in full force and effect and all conditions set forth in SECTION 7.1 and

        SECTION 7.3 thereof will have been satisfied or duly waived. As of the date hereof, without limiting the foregoing, prepayment of the New Notes under the second sentence of SECTION 3.3 hereof and repurchase of the Common Stock and Associated Common Stock under SECTION 2.3(k) of the Purchase Agreement is permitted by the Credit Agreement.

               (b) Sale of the Notes and Issuance of the Shares. Each of the parties hereto acknowledges and agrees that, upon the terms and subject to the conditions set forth herein, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, that principal amount of the New Notes set forth opposite such Purchaser's name in Column 6 of SCHEDULE I. Each of the parties hereto acknowledges and agrees that, upon the terms and subject to the conditions set forth herein, (x) Northwestern Mutual shall purchase WCI Membership Interests in the amount set forth opposite Northwestern Mutual's name in Column 7 of SCHEDULE I, and WCI shall acquire 3,983.0402 shares of the Associated Common Stock from the Company, and (y) CDPQ, John Hancock, Variable, Partner, Signature and New York Life shall purchase WCI II Membership Interests in the amount set forth opposite such Purchaser's name in Column 7 of SCHEDULE I, and WCI II shall acquire 10,620.4406 shares of the Associated Common Stock from the Company. Neither the Company, the Purchasers, WCI nor WCI II, as the case may be, shall take any position on any tax return based on the purchase prices for the Notes and the Shares that is inconsistent with any of the provisions set forth in SCHEDULE I. Simultaneously with the execution hereof, upon the terms and subject to the conditions set forth herein, the Company shall deliver to (x) each of the Purchasers the New Note or New Notes purchased by such Purchaser or such Purchaser's nominee, as the case may be, registered in the name of such Purchaser and bearing the legend set forth in SECTION 3.2(a) and substantially in the form attached hereto as EXHIBIT B against payment by such Purchaser of the purchase price for such New Note or New Notes by wire transfer of immediately available funds; and (y) WCI and WCI II, as the case may be, a certificate or certificates representing the Shares issued to WCI and WCI II, respectively, pursuant to the Purchase Agreement, registered in the name of WCI or WCI II, as the case may be, and bearing the legend set forth in SECTION 3.2(b).

               (c) Delivery of Opinion. Simultaneously with the execution hereof, the Company is delivering to the Purchasers an opinion of counsel to the Company substantially with respect to the matters set forth in SECTIONS 3.1(a)(i), (ii) and (iii).

               (d) Raven Acquisition. As a condition to the initiation of funds for the purchase of the New Notes and the Associated Common Stock hereunder and under the Purchase Agreement, the Purchasers shall have received evidence reasonably satisfactory to them (which may consist of receipt of a copy of the fully executed purchase agreement relating to the Raven Acquisition and confirmation from the parties thereto, or their representatives, that all conditions precedent thereunder have been satisfied or waived, except for the payment of the purchase price) that the Raven Acquisition shall be simultaneously consummated with such purchase.

               (e) Representations and Warranties of the Purchasers. To induce the Company to enter into and perform this Agreement, each of the Purchasers represents and warrants to the Company as of the date hereof that (x) the Notes are being acquired by such Purchaser hereunder for its own account and without a view to distribution of such Notes in any transaction or series of transactions in violation of applicable law and (y) such Purchaser is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act.

        Section 3.2. Legends. The New Notes will bear a legend reading substantially as follows:

        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NO SALE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THIS NOTE (OTHER THAN TO THE ISSUER THEREOF) MAY BE MADE UNLESS EITHER (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS NOTE IS SUBJECT TO PROVISIONS IN THE AMENDED AND RESTATED SUBORDINATED NOTE AGREEMENT DATED AS OF NOVEMBER 13, 2001 FOR THE SUBORDINATION OF THIS NOTE TO SENIOR DEBT OF THE COMPANY, UPON ALL THE TERMS AND CONDITIONS THEREIN SPECIFIED.

               (b) Each certificate evidencing ownership of the Shares will bear a legend reading substantially as follows:

        THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NO SALE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THESE SHARES (OTHER THAN TO THE ISSUER THEREOF) MAY BE MADE UNLESS EITHER (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

        Section 3.3. Mandatory Repayment of the Notes. The aggregate principal amount of the Notes (including all interest and other amounts owed thereon at such time) shall be paid in full by the Company on June 29, 2010. The aggregate principal amount of the New Notes (including all interest owed thereon at such time but without premium or penalty) shall be paid in full by the Company within two (2) Business Days after the Amendment and Restatement Date if the Raven Acquisition pursuant to the Agreement for the Sale and Purchase by Auction of Raven Hire Limited (in substantially the form previously provided to the Purchasers) has not been consummated on or prior to such date. In addition to and not by limitation of the foregoing, on December 30, 2008 the Company shall make a principal payment on the Notes in an amount equal to $50.00 for each $1,000.00 principal amount of the Notes outstanding on such date.

        Section 3.4. Optional Prepayment of the Notes.

               (a) Subject to the provisions of ARTICLE VI hereof, the Company may, at any time on or after June 29, 2005, prepay the Notes at any time in whole or from time to time in part (any such partial prepayment to be made pro rata among the Holders, and in a minimum aggregate amount of $1,000,000), at the redemption prices (expressed as percentages of the principal amount of the Notes being prepaid) set forth below, plus interest accrued thereon (if any) to the Prepayment Date:

        if redeemed during the 12-month period commencing (and including) June 29 of the years set forth below:

        Year                                                Redemption Price
        ----                                                ----------------
        2005                                                     105.00%
        2006                                                     104.00%
        2007                                                     103.00%
        2008                                                     102.00%
        2009                                                     101.00%
        2010                                                     100.00%

        Section 3.5. Optional Prepayment of the Notes Following Equity Offering. Subject to the provisions of ARTICLE VI hereof, the Company may, at any time following the date hereof and up until June 29, 2005, prepay the Notes, either in whole or in part (any such partial prepayment to be made pro rata among the Holders, and in a minimum aggregate amount of $1,000,000), with the Net Cash Proceeds of any Equity Offering at a redemption price (expressed as a percentage of the principal amount of the Notes being prepaid) equal to 105%, plus accrued interest, if any, to the Prepayment Date.

        Section 3.6. Optional Prepayment of the Notes Following Public or 144A Debt Offering. Subject to the provisions of ARTICLE VI hereof, the Company may, at any time following the date hereof and up until June 29, 2005, prepay the Notes, either in whole or in part (any such partial prepayment to be made pro rata among Holders, and in a minimum aggregate amount of $1,000,000) with the Net Cash Proceeds of any Public or 144A Debt Offering at a redemption price (expressed as a percentage of the principal amount of the Notes being prepaid) equal to 105%, plus accrued interest, if any, to the Prepayment Date.

        Section 3.7. Prepayment Right of Holders Upon Change of Control.

               (a) Subject to SECTION 3.10(b), the Company covenants and agrees that, promptly after the occurrence of a Change of Control but in any event within ten (10) days thereafter, it shall give written notice thereof to each Holder of a Note. Such notice shall (a) describe in reasonable detail the facts and circumstances giving rise to such Change of Control, (b) offer to purchase, on a date (the "CHANGE OF CONTROL PREPAYMENT DATE") which shall be not less than thirty (30) days nor more than sixty (60) days after the date of such notice, all of the Notes held by such Holders, (c) request each such Holder to notify the Company in writing, not less than twenty (20) days prior to the Change of Control Prepayment Date, of its acceptance or rejection of such offer and (d) inform each such Holder that, upon its receipt of such notice by the Company, failure to reject such offer in writing on or before the tenth day prior to the Change of Control Prepayment Date shall be deemed acceptance of such offer. In the event that the Holders of seventy-five percent (75%) of the outstanding principal amount of the Notes accept or fail to reject the prepayment offer, the Company may, but shall not be obligated to, require the remaining Holders to sell all Notes held by them to the Company as set forth in the prepayment offer and will notify the remaining Holders of such compelled sale not less than five Business Days prior to the Change of Control Prepayment Date. The Company covenants and agrees that it will on the Change of Control Prepayment Date prepay all of the Notes held by each Holder who has accepted the prepayment offer and each Holder who has been deemed or compelled to accept the prepayment offer in accordance with this SECTION 3.7, by payment of an amount equal to 100% of the principal amount of the Notes being prepaid, together with interest accrued thereon (if any) to the Change of Control Prepayment Date.

               (b) On the Change of Control Prepayment Date, all Notes purchased by the Company under this SECTION 3.7 shall be canceled, and, subject to the provisions of SECTION 3.10(b), the Company shall pay 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, thereon to the Holders entitled thereto. The Company shall comply with Rule 14e-1 under the Exchange Act (or any successor provision thereof) and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that a Change of Control occurs under this SECTION 3.7 and the Company is required to repurchase the Notes as described above; provided that, notwithstanding anything to the contrary contained in this SECTION 3.7, the Company may modify any of the foregoing provisions of this SECTION 3.7 to the extent it is advised by independent counsel that such modification is necessary or appropriate in order to ensure any such compliance; provided, further that, in the event that an appropriate modification, based upon advice of legal counsel, is available which would permit payments upon a Change of Control as contemplated above, the Company shall use reasonable efforts to make such modification so as to permit the foregoing payments.

        Section 3.8. Allocation of Prepayments. In the event of any prepayment of less than all of the outstanding Notes pursuant to SECTIONS 3.4, 3.5, or 3.6 hereof, the Company will allocate the principal amount so to be prepaid (but only in units of $1,000) among the Holders of Notes in proportion, as nearly as may be, to the respective unpaid principal amounts of the Notes held by them.

        Section 3.9. Notice of Prepayment of the Notes. In the event that the Company intends to effect any prepayment pursuant to SECTION 3.4, 3.5, OR 3.6 hereof, the Company shall notify the Holders of the Notes being prepaid of any date set for prepayment (each, a "PREPAYMENT DATE") at least five (5) days but not more than thirty (30) days prior to such Prepayment Date. Once notice of prepayment of a Note is sent or mailed, such Note shall become due and payable on the relevant Prepayment Date. On the relevant Prepayment Date, such Note shall be paid in full plus accrued interest, if any, to the Prepayment Date and any premium required by SECTION 3.4, 3.5, or 3.6, as applicable, and immediately after such payment, each Holder shall surrender each of its prepaid Notes to the Company and, if any portion of any such Note remains unpaid, the Company shall issue to the Holder thereof a new Note representing such unpaid principal amount.

        Section 3.10. Restrictions on Optional Prepayments.

               (a) Notwithstanding anything in this Agreement to the contrary, the Company may not make any optional prepayment on the Notes, whether pursuant to SECTION 3.4, 3.5 or 3.6 or otherwise, and whether in whole or in part, if such prepayment would result in a Default or an Event of Default (as defined in the Credit Agreement).

               (b) Notwithstanding anything in this Agreement to the contrary, if as of any date at which the notice described in SECTION 3.7(a) is required to be given, the terms of the Credit Agreement prohibit a repurchase under SECTION 3.7, then the Company shall, prior to making any such repurchase and prior to the applicable Change of Control Payment Date, either: (1) obtain the written consent of the Agent on behalf of the lenders under the Credit Agreement to the applicable repurchase or (2) repay all obligations under the Credit Agreement and terminate the Credit Agreement. Notwithstanding anything in this Agreement to the contrary, if the Company is required to and fails to comply with the preceding sentence, then an Event of Default shall be deemed to have occurred under SECTION 5.1(a) hereunder as of the applicable Change of Control Payment Date.

        Section 3.11. Method of Payment on the Notes. The principal of, premium, if any, and interest on the Notes shall be payable in lawful currency of the United States by check in New York Clearing House Funds at the principal office of each of the Holders or, at each Holder's option, by wire transfer in immediately available funds to the account or accounts previously designated in writing by each of the Holders at least three (3) Business Days prior to the due date.

                                   ARTICLE IV

                                    COVENANTS

        The Company covenants and agrees with each of the Holders as follows:

        Section 4.1. Payment of the Notes.

               (a) The Company shall promptly pay the principal of and interest on the Notes on the date and in the manner provided herein and in the Notes. In addition to and not by limitation of the foregoing, on December 30, 2008 the Company shall make a principal payment on the Notes in an amount equal to $50.00 for each $1,000.00 principal amount of the Notes outstanding on such date.

               (b) The Company shall pay interest on overdue principal of and on overdue installments of interest on the Notes in the manner provided in the Notes.

        Section 4.2. Limitation on Debt.

               (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, issue, directly or indirectly, any Debt unless, after giving effect to the issuance of such Debt and the receipt and application of the proceeds therefrom, (i) the Consolidated Leverage Ratio is less than or equal to 5:00 to 1; and (ii) the Consolidated EBITDA Coverage Ratio exceeds the amount set forth below with respect to the period in which such Debt is to be incurred:

         Period                              Consolidated EBITDA Coverage Ratio
         ------                              ----------------------------------
June 30, 2000 -- June 29, 2003                              1.75

June 30, 2003 -- June 29, 2004                              2.00

June 30, 2004 and thereafter                                2.25

        If the Company or any of its Restricted Subsidiaries proposes to issue Debt in excess of $5.0 million (other than as provided under SECTION 4.2(b)) pursuant to this SECTION 4.2(a), it shall furnish to the Holders of the Notes on or prior to five days prior to the issuance of such Debt a calculation in reasonable detail, certified by the chief financial officer, treasurer or controller of the Company, demonstrating compliance with this SECTION 4.2(a). If the Company or any of its Restricted Subsidiaries proposes to issue Debt of $5.0 million or less (other than as provided under SECTION 4.2(b)) pursuant to this
SECTION 4.2(a), it shall furnish to the Holders of the Notes as soon as commercially practicable (but in no event more than ten days) thereafter a calculation in reasonable detail, certified by the chief financial officer, treasurer or controller of the Company, demonstrating compliance with this
SECTION 4.2(a).

               (b) Notwithstanding SECTION 4.2(a), but subject to SECTION 4.2(c), the Company and the Restricted Subsidiaries of the Company may issue the following Debt:

                      (i) Debt issued pursuant to the Credit Agreement in an amount up to the Maximum Credit Agreement Amount and Debt (including Secured Debt) outstanding as of the Original Closing Date. The "MAXIMUM CREDIT AGREEMENT AMOUNT" at any date shall mean (1) One Hundred Seventy Million Dollars ($170,000,000) less (2) 50% of the cumulative aggregate payments of principal of the Term Loans (as defined in the Credit Agreement), from and after the Original Closing Date to the applicable date of determination, excluding any unscheduled pre-payments of principal made in connection with a refinancing of Debt issued pursuant to Term Loans under the Credit Agreement;

                      (ii) Debt issued in exchange for, or the net proceeds of which are used to refund or refinance any Debt permitted by SECTION 4.2 hereof (and any refunding or refinancings thereof) (collectively, "REFINANCING DEBT"); provided, that (A) the principal amount of such new Debt (or, if such new Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, the original issue price of such new Debt) so issued, shall not exceed the sum of (x) the aggregate principal amount (plus premiums, accrued interest, fees and expenses and all other amounts payable in connection therewith) of the Debt so exchanged, refunded or refinanced plus (y) any fees and expenses incurred in connection with the issuance of such new Debt; (B) such new Debt (1) shall not mature prior to the Stated Maturity of the Debt so exchanged, refunded or refinanced, and (2) shall have an Average Life equal to or greater than the remaining Average Life of the Debt so exchanged, refunded or refinanced; (C) such new Debt shall not expressly prohibit mandatory payments of the Notes or distributions from any Subsidiary of the Company to the Company to permit the Company to make such payments, absent an event of default under the agreement governing such new Debt, except that, in the case of the Credit Agreement, such restrictions which are no more onerous than those contained in the Credit Agreement on the date hereof shall be permitted; and (D) any Debt issued under this section in exchange for, or the net proceeds of which are used to refund or refinance, any Non-Recourse Debt must also be Non-Recourse Debt; provided, however, that the foregoing provisos shall not apply to Debt issued to refund, refinance or replace all Notes then outstanding. For purposes of this clause (ii), Debt may be incurred in exchange for, or to refund or refinance, operating leases in existence on the Original Closing Date, notwithstanding the fact that such operating leases do not constitute "Debt", so long as the incurrence of such Debt would have been permitted under this clause (ii) had the operating lease in question been a Capital Lease.

                      (iii) Debt owed to and held by a Wholly Owned Subsidiary of the Company, or Debt owed to and held by the Company; provided, that any subsequent issuance or transfer of any Capital Stock that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary of the Company or any subsequent transfer of such Debt (other than to the Company or a Wholly Owned Subsidiary of the Company) shall be deemed, in each case, to constitute the issuance of such Debt;

                      (iv) Debt (A) incurred in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) incurred under Hedging Obligations, provided that (1) such Hedging Obligations arise under an Interest Rate Agreement or Currency Agreement entered into and maintained in the ordinary course of business (and not for speculative purposes) and (2) such agreements do not increase the Debt of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary of the Company pursuant to such agreements, in any case, issued in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than guarantees of Debt issued by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition);

                      (v) Debt in respect of letters of credit and bankers' acceptances incurred in the ordinary course of business;

                      (vi) Acquired Debt;

                      (vii) Debt evidenced by the Original Notes and the New Notes;

                      (viii) Junior subordinated notes issued pursuant to the terms of SECTION 7.4 of the Shareholders Agreement as in effect on the Amendment and Restatement Date;

                      (ix) Debt issued in connection with the acquisition of any business, assets or Subsidiary, provided, that (i) such Debt is issued to the seller thereof,(ii) such

        Debt is unsecured, and (iii) such Debt is subordinated in right of payment to the Notes pursuant to a subordination agreement in form and substance acceptable to the Purchasers in their reasonable determination;

                      (x) Debt in an aggregate principal amount not in excess of Six Million Two Hundred Fifty Thousand Dollars ($6,250,000);

                      (xi) In addition to the Debt permitted by clauses (i) through (x) of this SECTION 4.2(b) and by SECTION 4.2(a) above, Debt which is Pari Passu with the Notes in an aggregate outstanding principal amount which is not at any time in excess of Nine Million Three Hundred Seventy-Five Thousand Dollars ($9,375,000); provided, however, that to the extent that the Company desires to issue Debt which is Pari Passu with the Notes pursuant to this clause (xi) it will first offer each Purchaser the opportunity to purchase such Debt on a pro rata basis on equivalent terms as those proposed to be offered to a third party; and

                      (xii) Debt consisting of L2,300,000 aggregate principal amount of the Loan Stock.

               (c) Notwithstanding the provisions of SECTION 4.2(b) above, the Restricted Subsidiaries of the Company shall not issue any Debt pursuant to
SECTION 4.2(b)(ii) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations, unless the provisions of such Debt contain subordination provisions which, in the aggregate, subordinate such Debt to the Notes in substantially the same manner as such Subordinated Obligations were subordinated to the Notes (or in a manner which is more subordinated than such Subordinated Obligations).

               (d) The Company shall not issue any new Debt which expressly prohibits mandatory payments of the Notes or distributions from any Subsidiary of the Company to the Company to permit the Company to make such payments, absent an event of default under the agreement governing such new Debt, except that, in the case of refinancings of the Credit Agreement, restrictions which are no more onerous than those contained in the Credit Agreement on the date hereof shall be permitted.

        Section 4.3. Limitation on Restricted Payments.

               (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to directly or indirectly (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (other than stated dividends on or in respect of the Preferred Stock of the Company outstanding on the Amendment and Restatement Date) (including any such payment in connection with any merger or consolidation involving the Company), except dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase its Non-Convertible Capital Stock and except dividends or distributions payable to the Company or any of its Restricted Subsidiaries, (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company from any shareholder of the Company (other than any Restricted Subsidiary of the Company), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations, or
(iv) make any Investment in any Affiliate of the Company, other than any of its Restricted Subsidiaries (after giving effect to such Investment) and other than with respect to any directors, officers or employees of the Company in the ordinary course of business or in any of its Restricted Subsidiaries (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment set forth in clauses (i) through (iv) above being herein referred to as a "RESTRICTED PAYMENT"; provided that no payment made in respect of the Loan Stock shall constitute a "Restricted Payment") if at the time of and after giving effect to such Restricted Payment:

                (x) a Default or Event of Default shall have occurred and be continuing (or would result therefrom), or

                (y) the aggregate amount expended for all Restricted Payments, other than those Restricted Payments permitted pursuant to clauses
        (b)(i), (ii), (iii), (vi), (vii) (to the extent, with respect to clause
        (vii), that either (A) such payments are made in cash and such purchase, together with all other purchases of stock for cash from directors, officers and employees which occurred during the twelve months prior to such purchase, does not exceed $1,000,000 plus the Replenishment Amount or (B) such payments are made in junior subordinated notes), (viii),
        (ix), (x), (xi) and (xii) of SECTION 4.3(b) hereof (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), after the date of this Agreement shall exceed the sum, without duplication, of:

                        (1) fifty percent (50%) of the aggregate amount of the
                Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the aggregate amount of the Consolidated Net Income) of the Company (determined by excluding income resulting from the transfers of assets received by the Company or a Restricted Subsidiary from an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the quarter immediately following the Original Closing Date and ending on the last day of the last fiscal quarter preceding the date of determination, plus

                        (2) the aggregate net proceeds (including the fair
                market value of noncash proceeds as determined in good faith by the Board of Directors of the Company) received by the Company from the issuance and sale permitted by this Agreement of the Capital Stock of the Company (other than Redeemable Stock), except to the extent such proceeds are applied pursuant to and in the manner provided in the provisions of SECTION 4.3(b)(i) hereof, to a Person who is not a Restricted Subsidiary of the Company or an Unrestricted Subsidiary of the Company, including an issuance or sale permitted by this Agreement for cash or other property upon the conversion of any Debt of the Company subsequent to the Original Closing Date, or from the issuance of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes), plus

                        (3) the amount by which Debt of the Company or any of
                its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the issuance of Debt of the Company or any of its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Redeemable Stock) (less the amount of any cash or the value of any other property of the Company or any Restricted Subsidiary distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus

                        (4) an amount equal to the net reduction in Investments
                in Unrestricted Subsidiaries (other than such Investments made pursuant to clause (iii) of SECTION 4.3(b)) resulting from payments of interest on Debt, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, or from redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "INVESTMENTS"), plus

                        (5) $2,000,000.

                (b) The provisions of SECTION 4.3(a) shall not prohibit:

                      (i) provided no Event of Default has occurred and is continuing, any purchase, redemption or other acquisition of Capital Stock or Debt of the Company or any of its Restricted Subsidiaries made in exchange for, or out of the cash proceeds of a sale of, Capital Stock of the Company;

                      (ii) provided no Event of Default has occurred and is continuing, any purchase, redemption or other acquisition of Debt of the Company or any of its Restricted Subsidiaries made in exchange for, or out of the proceeds of a substantially concurrent sale of, Debt of the Company which is permitted to be issued pursuant to SECTION 4.2 and which contains subordination provisions which, in the aggregate, subordinate such Debt to the Notes in substantially the same manner as the Debt which was purchased, redeemed or acquired was subordinated to the Notes (or in a manner which is more subordinated than such purchased, redeemed or acquired Debt);

                      (iii) provided that no Event of Default has occurred and is continuing, the making of Investments in Unrestricted Subsidiaries of the Company in an aggregate amount not to exceed $1,000,000 in each fiscal year;

                      (iv) dividends paid within sixty (60) days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section;

                      (v) provided that no Event of Default has occurred and is continuing, the payment of dividends on the Capital Stock of the Company, following any public offering of Capital Stock of the Company, of up to six percent (6%) per annum of the net proceeds thereof received by the Company (provided that the Company has prepaid or acquired, either pursuant to the provisions of SECTION 3.5 hereof or otherwise, at least thirty five percent (35%) of the aggregate principal amount of the Notes outstanding as of the date hereof (after giving effect to the issuance of the New Notes);

                      (vi) payments to the Company in respect of Debt of any Restricted Subsidiary of the Company owed to the Company, or, provided that no Event of Default has occurred and is continuing, payments to any Restricted Subsidiary of the Company in respect of Debt of the Company or another Restricted Subsidiary owed to such Restricted Subsidiary;

                      (vii) any purchases of Capital Stock made by the Company from employees, directors or officers or their respective legal representatives in connection with the deaths, disabilities or retirements of, or terminations of employment of, employees, or the deaths, disabilities, retirements or terminations of directors and any other purchases of Capital Stock of the Company by the Company contemplated by the Shareholders Agreement;

                      (viii) any purchases of Capital Stock of the Company from the estate of any Person who was a member of management or an employee of the Company with the proceeds of life insurance purchased by the Company on the life of such Person;

                      (ix) payments or distributions pursuant to or in connection with a consolidation, merger or other transaction that complies with the provisions of ARTICLE II hereof;

                      (x) payments or distributions to the Company to fund, and in an amount not to exceed, the actual cash taxes and cash expenses then payable by the Company;

                      (xi) in connection with the exercise or vesting of options under the Company's 2000 Stock Option Plan, the Company permitting employees, managers and directors to satisfy their obligations to reimburse the Company for federal, state or local income taxes, and other amounts which the Company is required to withhold, by delivering shares of Capital Stock previously owned by such employees, managers and directors or agreeing to a reduction in the number of shares of Capital Stock which would otherwise be distributable pursuant to the exercise of such options, all in accordance with the provisions of such plan, as the same may be amended, modified, supplemented, restated or replaced from time to time;

                      (xii) payments to employees, managers and directors under junior subordinated notes issued in connection with the Company's repurchase of shares of Capital Stock from such employees, managers and/or directors, provided that the amount of such payments shall not exceed (A) the amount of federal, state and local tax payable by such employees, managers and directors in connection with such repurchase minus (B) the amount, if any, of federal, state and local income tax which was withheld by the Company and reimbursed by such employees, managers and/or directors by the delivery of shares of Capital Stock (or the reduction in the number of issued shares of Capital Stock) in accordance with clause (xi) above;

                      (xiii) provided no Event of Default has occurred and is continuing, any purchase, redemption or other acquisition of Preferred Stock of the Company or any of its Restricted Subsidiaries, provided that such repurchases, redemptions or such other acquisitions may not result in payments in excess of $5 million per fiscal year; and

                      (xiv) provided no Event of Default has occurred and is continuing, dividends or distributions on or in respect of Capital Stock which consist of shares of Series G Convertible Preferred Stock of the Company having the terms described on Schedule 3.1.

        Section 4.4. Limitation on Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens, except for:

               (a)Liens securing Debt incurred pursuant to the Credit Agreement and Liens permitted by the Credit Agreement;

               (b)Liens securing Debt incurred pursuant to clauses (i), (iv), or
(x) of SECTION 4.2(b);

               (c)Liens in respect of Refinancing Debt permitted to be incurred in accordance with this Agreement, provided, that the terms of such Liens in respect of such Refinancing Debt are not less favorable to the Holders than terms of the Liens securing the Debt outstanding as of the date hereof being refinanced and do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries not securing such currently outstanding Debt;

               (d)Liens in respect of Acquired Debt permitted to be incurred in accordance with this Agreement; provided, that such Liens in respect of such Acquired Debt do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Debt became Acquired Debt of the Company or such Restricted Subsidiaries; and

               (e)Permitted Liens.

        Section 4.5. Restrictions on Distributions from Subsidiaries of the Company. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary of the Company, (b) make any loans or advances to the Company or any other Restricted Subsidiary of the Company or (c) transfer any of its property or assets to the Company, except:

                        (1) any encumbrance or restriction pursuant to an
                agreement entered into prior to the Original Closing Date and which is in effect on the Original Closing Date (including without limitation the Credit Agreement) and any refinancing or refunding thereof permitted pursuant to SECTION 4.2 hereof;

                        (2) any encumbrance or restriction with respect to a
                Subsidiary of the Company pursuant to an agreement relating to any Acquired Debt of such Subsidiary;

                        (3) any encumbrance or restriction pursuant to an
                agreement effecting a refinancing of Debt issued pursuant to an agreement referred to in clause (1) or (2) of this Section or contained in any amendment to an agreement referred to in clause
                (1) or (2) of this Section; provided that the encumbrances and restrictions contained in any such refinancing agreement or amendment are, in the reasonable determination of the Board of Directors of the relevant entity whose determination shall be conclusive and evidenced by a Board Resolution, not materially less favorable to the Holders of the Notes than the encumbrances and restrictions contained in such agreements;

                        (4) in the case of SECTION 4.5(c) above, any
                encumbrances or restrictions (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any of its Restricted Subsidiaries not otherwise prohibited by this Agreement, (C) arising or agreed to in the ordinary course of business and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Restricted Subsidiaries in any manner material to the Company and its Restricted Subsidiaries taken as a whole or (D) on any property or assets of any Restricted Subsidiary substantially all of whose assets are secured by Liens not otherwise prohibited by this Agreement;

                        (5) in the case of SECTION 4.5(c) above, any
                restrictions contained in security agreements or mortgages securing Debt of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

                        (6) any restriction with respect to a Restricted
                Subsidiary of the Company imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary.

        Section 4.6. Limitation on Transactions with Affiliates.

               (a)The Company shall not, and shall not permit any of its Subsidiaries to, conduct any business or enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) or series of related transactions with any Affiliate of the Company or any owner of five percent (5%) or more of any class of Capital Stock of the Company or with an Affiliate of any such owner (other than a Subsidiary of the Company or any employee stock ownership plan for the benefit of the Company's or any of its Subsidiaries', directors, officers or employees) unless the terms of such business, transaction or series of transactions are (i) set forth in writing, (ii) on terms and conditions that are not materially less favorable to the Company or such Subsidiary than those terms and conditions that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with an unrelated third Person and (iii) if the amount involved in any transaction or series of similar transactions is in excess of $500,000 in any one instance or are in excess of $1,000,000 in aggregate over any one-year period, the disinterested members of the Board of Directors have, by a Board Resolution, determined in good faith that the criteria set forth in clause (ii) are satisfied.

               (b) The provisions of SECTION 4.6(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to SECTION 4.3, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock appreciation rights, stock ownership and similar benefit plans approved by the Board of Directors, (iii) compensation and benefit arrangements, and loans and advances to officers and employees, in the ordinary course of business based on past practice, (iv) the payment of reasonable fees and expenses to directors of the Company or its Subsidiaries who are not employees of the Company or its Subsidiaries, (v) any transaction between the Company and a Wholly Owned Subsidiary of the Company or between Wholly Owned Subsidiaries of the Company, (vi) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes, (vii) any transaction determined by a nationally recognized investment banking firm or a nationally recognized accounting firm to be reasonable or fair to the Company or any of its Subsidiaries which is a party thereto, (viii) any fees, expenses or indemnities payable by the Company to Windward Capital Management LLC pursuant to the terms of that certain letter agreement, dated as of June 30, 2000, between the Company and Windward Capital Management LLC, as in effect on the date hereof, (ix) any fees, expenses or indemnities payable by the Company to Windward Capital Management LLC pursuant to the terms of the Management Agreement, (x) any provision by the Company or any of its Restricted Subsidiaries of directors' and officers' insurance for the benefit of, or any indemnification by the Company or any of its Restricted Subsidiaries of, their respective directors and officers, (xi) any transactions, including without limitation indemnification in the event of a Registration (as defined therein), contemplated by the Shareholders Agreement, (xii) any amendment, modification, extension or renewal of any of the foregoing arrangements; provided that the provisions of any such amendment, modification, extension or renewal are (1) approved by the disinterested members of the Board of Directors or (2) determined by a nationally recognized investment banking firm or a nationally recognized accounting firm to be reasonable or fair to the Company or any of its Subsidiaries which is a party thereto, (xiii) any employment agreement, proprietary or confidentiality agreement or non-competition agreement entered into with any employee or officer, in the ordinary course of business consistent with past practice or as otherwise approved by the Board of Directors, (xiv) to the extent not included in the foregoing, any transactions contemplated by the 2000 Stock Option Plan, (xv) the New Transaction, and (xvi) the payment of a fund-raising fee to the Windward Group in connection with the Raven Acquisition in the amount not in excess of $900,000 and reimbursement of expenses of the Windward Group in connection therewith.

        Section 4.7. Notice of Default. The Company will furnish to each of the Holders of the Notes, within thirty (30) days following the date in which the Company becomes aware of the existence of any condition or event which constitutes a Default or an Event of Default, written notice specifying the nature and period of existence thereof and the action which the Company is taking or proposes to take with respect thereto. In addition, in the event the Company receives any notice commencing a Non-Monetary Default Blockage Period under SECTION 6.3 or the Company fails to pay any Senior Debt when due, the Company will promptly (and in any event within five (5) business days thereof) give written notice thereof to the Holders of the Notes specifying in reasonable detail the relevant facts with respect thereto.

        Section 4.8. Authorizations and Approvals. The Company will promptly make or obtain, from time to time at its own expense, all such governmental notices, filings, licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with obligations hereunder and under the Notes.

        Section 4.9. Provision of Periodic Financial Information. The Company shall keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting its financial transactions; and cause to be prepared and furnished to the Holders of the Notes the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless the Company's certified public accountants concur in any change therein and such change is consistent with GAAP):

            (a) not later than 120 days after the close of each fiscal year of the Company, audited financial statements of the Company and its Subsidiaries as of the end of such year, on a consolidated and consolidating basis, certified, in the case of the consolidated statements, by Ernst & Young LLP or another firm of independent certified public accountants of recognized standing selected by the Company;

            (b) not later than forty-five (45) days after the end of each quarterly accounting period of the Company, unaudited interim financial statements of the Company and its Subsidiaries as of the end of such period and of the portion of the Company's financial year then elapsed, on a consolidated basis, certified by the chief financial officer or treasurer of the Company (or by any Officer of the Company if at such time there is no chief financial officer or treasurer of the Company) as prepared in accordance with GAAP and fairly presenting in all material respects the consolidated financial position and results of operations of the Company and its Subsidiaries for such period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

            (c) as soon as available and in any event within 45 days after the end of each calendar month, a monthly operating statement of the Company and its Subsidiaries for such month, in substantially the form attached hereto as Exhibit D, together with a calculation of Total

Debt as of the last day of such calendar month, in each case certified by the chief financial officer or treasurer of the Company (or by any Officer of the Company if at such time there is no chief financial officer or treasurer of the Company);

            (d) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which the Company has made available to its shareholders generally and copies of any regular, periodic and special reports or registration statements which the Company files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

            (e) concurrently with the delivery of the financial statements described in clauses (a) and (b) of this SECTION 4.9, a certificate of the Company's chief financial officer, treasurer or controller certifying as to the Company's compliance with each of the provisions of this ARTICLE IV and illustrating such compliance, with such calculations and other details as may be reasonably requested by any Holder;

            (f) not later than sixty (60) days after the end of each fiscal year of the Company, the annual budget of the Company for the next fiscal year, prepared on a quarterly basis; and

            (g) such other information as any Holder, from time to time, may reasonably request, relating to the Company or its Subsidiaries.

        Section 4.10. Visits and Inspections. The Company shall permit representatives of the Holders (so long as no Default or Event of Default is in existence, at the expense of the Holders), from time to time, as often as may be reasonably requested (upon reasonable advance notice at all times that no Event of Default has occurred and is continuing), but only during normal business hours, to visit and inspect the properties of the Company and each of its Restricted Subsidiaries, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants (it being agreed that the Company shall be entitled to be present at any such meeting with its accountants) the Company's and its Restricted Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations.

        Section 4.11. Limitation on Issuance Certain Preferred Stock. The Company shall not issue any Preferred Stock that is not Permitted Preferred Stock.

        Section 4.12. Future Subsidiary Guaranty.

            (a) Subject to SECTION 4.12(b) hereof, if a domestic subsidiary of the Company issues, pursuant to the terms of the Credit Agreement, a US Subsidiary Guaranty (as defined in the Credit Agreement) to the Agent and Lenders under, and as defined in, the Credit Agreement, then the Company shall cause such subsidiary to issue a similar guaranty to the Purchasers, provided that such guaranty shall be in all respects subordinated to the obligations of such subsidiary guarantor under the US Subsidiary Guaranty issued pursuant to the Credit Agreement on terms at least as favorable to the Lender Parties (as defined in the Credit Agreement) as the subordination provisions contained in this Agreement; provided, however, that the foregoing requirements will not apply to MSG Investments, Inc. so long as the guaranty provided by MSG Investments, Inc. under the Credit Agreement is limited to a guaranty of obligations of foreign obligors under the Credit Agreement.

            (b) Notwithstanding the provisions of SECTION 4.12(a) above, no guaranty shall be required pursuant to SECTION 4.12(a) if either: (i) such subsidiary has assets having a fair market value of less than $5.0 million in the aggregate or (ii) the Company is taking reasonable actions to dissolve, liquidate, merge or otherwise convey such subsidiary to the Company. The parties acknowledge the provisions of this SECTION 4.12 do not apply to any subsidiary organized under laws other than those of the United States.

        Section 4.13. Board Observation. The Company agrees that each Initial Holder shall have the right to receive all notices of, and to attend (either in person or by telephonic conference) at the expense of such Initial Holder, all meetings of the Company's Board of Directors and any committees thereof. Each such Initial Holder shall be entitled to receive copies of all minutes of such meetings, together with copies of any items distributed to the members of the Board of Directors at such meetings, whether or not such Initial Holder attends any such meeting. The foregoing rights shall survive the prepayment in full of the Notes with respect to any Initial Holder which continues to own a WCI Membership Interest or WCI II Membership Interest or shares of the Associated Common Stock or Common Stock. The rights of each Initial Holder under this
Section 4.13 may be exercised by such Initial Holder or an Affiliate of such Initial Holder that becomes a Holder of Notes or WCI Membership Interests or WCI II Membership Interests only so long as such Initial Holder or its Affiliates owns Notes, Associated Common Stock or Common Stock; provided that the rights of each Initial Holder under this Section 4.13 may not be exercised by more than two Persons who would attend such meetings on behalf of such Initial Holder at a time. Notwithstanding the foregoing, the rights under this Section 4.13 shall terminate upon an IPO.

                                    ARTICLE V

                           EVENTS OF DEFAULT; REMEDIES

        Section 5.1. Events of Default. An "EVENT OF DEFAULT" occurs if:

            (a) the Company defaults in the payment of any interest on any of the Notes when the same becomes due and payable, whether or not such payment shall be prohibited by ARTICLE VI, and such default continues for five (5) days; or

            (b) the Company defaults in the payment of the principal of any of the Notes when the same becomes due and payable at the Stated Maturity thereof, upon redemption, upon acceleration or otherwise, whether or not such payment shall be prohibited by ARTICLE VI; or

            (c) any representation or warranty made by the Company herein shall be false in any material respect on the date as of which made, or the Company fails to comply with any of the provisions applicable to it under ARTICLE II, or SECTIONS 3.7, 3.8, 3.10(b), 4.2 (with respect to an amount in excess of $5.0 million), SECTION 4.3 (with respect to an amount in excess of $500,000), SECTION
4.6 (with respect to an amount in excess of $500,000) or SECTION 4.7 of this Agreement; or

            (d) the Company fails to comply with any of the other provisions applicable to it under the Notes or as otherwise set forth in this Agreement (other than as specifically provided in the other clauses of this SECTION 5.1) and in each case the failure continues for thirty (30) days; or

            (e) an event of default occurs under any instrument under which there may be issued, or by which there may be secured or evidenced, any Debt of the Company or any of its Restricted Subsidiaries which is a Significant Subsidiary resulting in the acceleration of such Debt, or any default occurs in payment of any such Debt on the final maturity date thereof, including pursuant to any mandatory redemption or prepayment provision, beyond any applicable grace period, if the total of all such Debt which has been so accelerated and any additional Debt which has not been paid on the final maturity date thereof shall exceed $2,000,000, and there shall have been a failure to obtain rescission or annulment of all such accelerations or to pay in full the amount in default (together with any applicable interest); or

            (f) (i) the Company or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law or any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Company or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Company or any of its Significant Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; provided, however, that notwithstanding anything to the contrary contained in this SECTION 5.1(f), neither the voluntary liquidation, dissolution or winding up of a Subsidiary into a Wholly-Owned Subsidiary of the Company or into the Company, nor any action in furtherance of, or consent, approval or acquiescence with respect to, any such liquidation, dissolution or winding up, shall constitute an Event of Default; or

            (g) any judgment or decree for the payment of money in excess of $2,000,000 or its foreign currency equivalent at the time is entered against the Company or any of its Significant Subsidiaries and is not discharged and either
(i) an enforcement proceeding has been commenced by a creditor upon such judgment or decree or (ii) there is a period of sixty (60) days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed.

        The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        A default under clauses (c) or (d) above shall not constitute an Event of Default until the Holders of a majority in principal amount of the Notes notify the Company of the default and the Company does not cure the default within thirty (30) days after receipt of such notice. The notice must specify the Default and demand that it be remedied.

        Section 5.2. Acceleration. If an Event of Default (other than an Event of Default specified in SECTION 5.1(f)(i) OR (ii) with respect to the Company) occurs and is continuing, the Holders of a majority of the principal amount of the Notes at the time outstanding, by notice to the Company, may declare the principal of and accrued interest on all the Notes to be due and payable. Subject to the provisions of Article VI, upon such a declaration such principal and interest shall be due and payable immediately. If an Event of Default specified in SECTION 5.1(f)(i) OR (ii) with respect to the Company occurs and is continuing, then the principal of all of the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Holder of the Notes. The Holders of a majority in principal amount of the Notes by notice to the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) or (g) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) or (g) shall be remedied, cured by the Company or waived by the holders of the relevant Debt within sixty (60) days after the declaration of acceleration with respect thereto.

        Section 5.3. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Holders of the Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

        Section 5.4. Delay or Omission Not Waiver. No delay or omission of the Holders of the Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this ARTICLE V or by law to the Holders of the Notes may be exercised from time to time, and as often as may be deemed expedient, by the Holders of the Notes.

        Section 5.5. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of any Note; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holder but will suffer and permit the execution of every such power as though no such law had been enacted.

        Section 5.6. Waiver of Past Defaults. The Holders of a majority of the principal amount of the Notes then outstanding by notice to the Company may waive any existing Default or Event of Default and its consequences except a Default or Event of Default arising out of SECTION 5.1(a), (b) OR (f). A Default or Event of Default and its consequences arising out of SECTION 5.1(a) OR (b) may be waived only by the Holders of one hundred percent (100%) of the principal amount of the Notes then outstanding by notice to the Company. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default.

        Section 5.7. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Agreement or the Notes other than ARTICLE VI hereof, the right of any Holder to receive payment of principal of, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be affected without the consent of such Holder.

                                   ARTICLE VI

                                  SUBORDINATION

        Section 6.1. Agreement To Subordinate. The Company agrees, and each Holder of the Notes by accepting a Note agrees, that the indebtedness and other payment obligations incurred under this Agreement or evidenced by the Notes, including without limitation all indemnification obligations of the Company under ARTICLE XI, are subordinated in right of payment, to the extent and in the manner provided in this ARTICLE VI, to the prior indefeasible payment in full in cash of all Senior Debt, and that the subordination is for the benefit of the holders of Senior Debt, and only indebtedness of the Company and of any of its Restricted Subsidiaries which is Senior Debt shall rank senior to the Notes (and in such case only to the extent and on the terms and conditions set forth herein).

        Section 6.2. Liquidation, Dissolution, Bankruptcy. Upon any distribution to creditors of the Company in a liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                        (1) holders of Senior Debt shall be entitled to receive
                payment in full in cash of the Senior Debt or provisions satisfactory to the holders of Senior Debt shall be made for such payment before the Holders of the Notes shall be entitled to receive any payment of principal of or interest on the Notes or in respect of any other obligation arising under this Agreement; and

                        (2) until the Senior Debt is paid in full, in cash, any
                distribution to which the Holders of the Notes would be entitled but for this ARTICLE VI shall be made to holders of Senior Debt as their interests may appear, except that the Holders of the Notes may receive Permitted Junior Securities.

        Section 6.3. Default on Senior Debt. If any Senior Debt is not paid when due (without giving effect to any grace period) and such default is not cured or waived in writing and the holder of such Senior Debt has not waived in writing the benefits of this sentence, the Company may not pay principal of or interest on the Notes or make any payment in respect of any other obligation arising under this Agreement or acquire or redeem any Notes for cash, property or securities (other than Permitted Junior Securities) unless and until such default shall have been cured or waived in writing or shall have ceased to exist or such Senior Debt shall have been discharged in accordance with its terms or the holders of such Senior Debt shall have waived in writing the benefit of this sentence, after which the Company shall resume making any and all required payments in respect of the Notes including any missed payments. (Such period during which such payments, acquisitions and redemptions are prohibited being hereinafter referred to as a "PAYMENT DEFAULT BLOCKAGE PERIOD"). In addition, during the continuance of any other event of default, or any event which upon the giving of notice or lapse of time or both would constitute an event of default, with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any further applicable grace periods, upon the receipt by the Company of written notice thereof from or on behalf of the holders of at least a majority of the principal amount of such Designated Senior Debt (taken together as one class) or the Agent on behalf of the holders of such Designated Senior Debt, the Company may not pay principal of or interest on the Notes or make any payment in respect of any other obligation arising under this Agreement or acquire or redeem any Notes for cash, property or securities (other than the Permitted Junior Securities) for a period (the "NON-MONETARY DEFAULT BLOCKAGE PERIOD") commencing on the date of receipt of such notice until the earliest of (x) 180 days thereafter (or, if the holders of the Designated Senior Debt are then stayed from exercising remedies under the applicable instruments evidencing such Designated Senior Debt until the earlier of 240 days thereafter or the expiration of such stay (for the avoidance of doubt, if such stay expires prior to 180 days after the receipt of such notice, this parenthetical shall not be applicable)), (y) the date, if any, on which the Designated Senior Debt to which such event of default, or any event which upon the giving of notice or lapse of time or both would constitute an event of default, relates is discharged in accordance with its terms or such event of default is waived in writing by the holders of such Designated Senior Debt in accordance with the terms of such Designated Senior Debt or otherwise cured and (z) the date, if any, on which such Non-Monetary Default Blockage Period shall have been terminated by written notice to the Company from or on behalf of such holders of such Designated Senior Debt, after which, in the case of clause (x), (y) or (z), the Company shall, subject to the first sentence of this SECTION 6.3, resume making any and all required payments in respect of the Notes, including any missed payments; provided that nothing in this Section shall have any effect on the rights of the Holders of the Notes to accelerate the maturity of the Notes pursuant to SECTION
5.2 (except to the extent otherwise provided in SECTION 6.4 below); provided, further, that, subject to the first sentence of this SECTION 6.3, nothing in this sentence shall prevent payment by the Company on the Notes after 180 days (or up to 240 days, in the circumstances described above) have passed following notice in writing to the holders of Designated Senior Debt of such acceleration pursuant to SECTION 6.4. No more than one notice of a Non-Monetary Default Blockage Period may be given by or on behalf of the holders of any Designated Senior Debt in any 365 day period and no more than four (4) such notices in the aggregate may be given by or on behalf of such holders after the date hereof. Notwithstanding anything in this Agreement to the contrary, there must be 120 consecutive days in any 365-day period in which no Non-Monetary Default Blockage Period is in effect. No event of default that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of commencement of any Non-Monetary Default Blockage Period with respect to the Designated Senior Debt initiating such Non-Monetary Default Blockage Period shall be, or shall be made, the basis for the commencement of a second Non-Monetary Default Blockage Period by the representative for, or the holders of, such Senior Debt whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

        Section 6.4. Acceleration of Payment of Notes and Exercise of Remedies. Until the Senior Debt shall have been paid in full in cash, in the event that, and during the continuance of any Event of Default described in ARTICLE V hereof, all or any portion of the unpaid principal amount of the Notes shall have been declared due and payable pursuant to the provisions of ARTICLE V hereof, such declarations shall not be effective until the earliest of (i) the date on which an Event of Default under SECTION 5.1(f)(i) OR (ii) with respect to the Company has occurred, or (ii) the date on which the maturity of any Senior Debt under the Credit Agreement is accelerated, or (iii) one hundred and twenty (120) days after the date of such declaration.

        Section 6.5. When Distribution Must Be Paid Over. Without limiting the other provisions of this Article VI, in the event that any Note is declared due and payable before its Stated Maturity, then no payment or distribution of any kind or character shall be made in respect of such Note and the holders of the Senior Debt outstanding at the time of such declaration shall be entitled to receive payment in full in cash of all amounts due (including by reason of acceleration), or appropriate provision satisfactory to the holders of such Senior Debt shall be made for such payment, before the Holder of any Note is entitled to receive any payment or distribution of any kind or character (including any payment which may be payable by reason of the payment of any other Debt of the Company being subordinate to the payment of the Notes by the Company). Notwithstanding the foregoing, if a distribution is made to any Holder of the Notes that pursuant to this ARTICLE VI should not have been made pursuant to this ARTICLE VI to such Holder, the Holder of the Notes who receives the distribution shall upon request of the Agent pay it over to the Agent for distribution among the holders of Senior Debt in accordance with their interests therein (or if no Agent then exists, to the holders of Senior Debt as their interests may appear) and, if such Holder knew at the time of receipt of such distribution that pursuant to this ARTICLE VI such distribution should not have been made, such Holder shall hold such distribution in trust and pay it to the Agent or such holders.

        Section 6.6. Subrogation. After all Senior Debt is paid in full in cash and until the Notes are paid in full, the Holders of the Notes shall be subrogated (pro rata with the holders of all Debt of the Company and its Subsidiaries which, by its express terms, ranks Pari Passu with the Notes and is entitled to like rights of subrogation) to the rights of holders of Senior Debt to receive the payments or distributions applicable to the Senior Debt, to the extent payments with respect to the Notes have been applied to the payment of the Senior Debt. Any payment or distribution made under this ARTICLE VI to holders of Senior Debt which otherwise would have been made to the Holders of the Notes except for the provisions of this ARTICLE VI shall not, as between the Company, its creditors (other than the holders of the Senior Debt) and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt, and no payments or distributions to the holders of the Notes of cash, property or securities by virtue of the subrogation herein provided shall, as between the Company, its creditors (other than the holders of the Senior Debt) and the Holders of the Notes, be deemed to be a payment to or on account of the Notes, it being understood that the provisions of this ARTICLE VI are and are intended solely for the purpose of defining the relative rights of the holders of the Notes on the one hand and the holders of Senior Debt on the other.

        Section 6.7. Relative Rights. This ARTICLE VI defines the relative rights of the Holders of the Notes and holders of Senior Debt. Nothing in this Agreement shall:

                        (1) impair, as between the Company and the Holders of
                the Notes, the obligations of the Company, which are absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms (provided, however, that this provision is not intended to limit the restrictions on payments on the Notes set forth in SECTION 6.3 hereof); or

                        (2) prevent any Holder of the Notes from exercising its
                available remedies upon a Default or an Event of Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to the Holders of the Notes (provided, however, that this provision is not intended to limit the provisions of SECTION 6.4).

        If the Company fails because of this ARTICLE VI to pay principal of or interest on a Note on the due date, the failure is still an Event of Default (subject, in the case of failures to pay interest, to the expiration of the five
(5) day grace period, in accordance with SECTION 5.1(a)).

        Section 6.8. Subordination May Not Be Impaired by Company. No right of a holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Agreement.

        Section 6.9. Reinstatement. If, at any time, all or part of any payment with respect to Senior Debt previously made by the Company or any other Person is rescinded for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or such other Person), the subordination provisions set forth herein shall continue to be effective or be reinstated (including with respect to payments on the Notes prior to such reinstatement), as the case may be, all as though such payment had not been made.

        Section 6.10. Proofs of Claim. If, while any Senior Debt is outstanding, any Event of Default under SECTION 5.1(f)(i) OR (ii) of this Agreement, with respect to the Company only, occurs each Holder of a Note shall, to the extent permitted by applicable law, duly and promptly take such action as the Agent (or if no Agent then exists, any representative of the Senior Debt) may reasonably request to collect any payment hereunder to which the holders of Senior Debt may be entitled hereunder or under the Notes, and to file appropriate claims or proofs of claim in respect of this Agreement and the Notes. Upon the failure of any Holder of a Note to take any such action, the Agent (or if no Agent then exists, any representative of the Senior Debt) is hereby irrevocably authorized and empowered (in its own name or otherwise and to the extent permitted by applicable law), but shall have no obligation, to demand, use, collect and receive every payment or distribution referred to hereunder and under any such Note and to file claims and proofs of claim with respect to this Agreement and the Notes and the Holders of the Notes hereby appoint the Agent (or, if no Agent then exists, any representative of the Senior
Debt) as attorney-in-fact for such Holders of the Notes to take any and all actions permitted by this paragraph to be taken by such Holders of the Notes; provided, however, that the Agent (or representatives of the Senior Debt) shall only be permitted to file such proofs of claim upon notice to each Holder and to the extent that the Holders have failed to make such filings by the date which is ten (10) days prior to the last date on which such Holders are permitted to make such filings as a matter of applicable Bankruptcy Law.

        Section 6.11. Non-Impairment. The Holders of the Notes agree and consent that, without notice to or assent by them, and without affecting the liabilities and obligations of the Company and the rights and benefits of the holders of the Senior Debt set forth in this ARTICLE VI:

                        (1) the obligations and liabilities of the Company and
                any other party or parties for or upon the Senior Debt may, from time to time, be increased, renewed, refinanced, extended, modified, amended, restated, compromised, supplemented, terminated, waived or released;

                        (2) the holders of Senior Debt, and any representative
                or representatives acting on behalf thereof, may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Debt; and

                        (3) any balance or balances of funds with any holder of
                Senior Debt at any time outstanding to the credit of the Company may, from time to time, in whole or in part, be surrendered or released, all as the holders of any Senior Debt, or any representative or representatives acting on behalf thereof, may deem advisable, and all without impairing, abridging, diminishing, releasing or affecting the subordination of the Notes to the Senior Debt.

        Section 6.12. No Modification. The provisions of SECTION 4.2(b)(i) and of this ARTICLE VI and the defined terms used in this ARTICLE VI are for the benefit of the holders from time to time of Senior Debt and, so long as any Senior Debt or any commitments with respect thereto remain outstanding, such provisions and defined terms may not be modified, rescinded or canceled in whole or in part; provided, that the provisions of SECTION 4.2(b)(i) and this ARTICLE VI and the defined terms used in SECTION 4.2(b)(i) and this ARTICLE VI may be modified, amended or supplemented by the parties to this Agreement upon obtaining the prior written consent of the

Agent; provided, however, that any such prior written consent by the Agent shall be deemed to be authorized and binding upon the lenders pursuant to the Credit Agreement.

        Section 6.13. Waivers; Reliance by Holders of Senior Debt. To the extent permitted by applicable law, the Holders of the Notes and the Company hereby waive (A) notice of acceptance hereof by the holders of the Senior Debt and (B) all diligence in the collection or protection of or realization upon the Senior Debt. Each Holder, by accepting any Note, acknowledges and agrees that the subordination provisions in this ARTICLE VI are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

        Section 6.14. Enforcement of Rights. The Company and the Holders of the Notes hereby expressly agree that the holders of Senior Debt may enforce any and all rights derived herein by suit, either in equity or at law, for specific performance of any agreement contained in this ARTICLE VI or for judgment at law and any other relief whatsoever appropriate to such action or procedure.

        Section 6.15. Note Reference to Subordination. The Company and the Holders of the Notes hereby expressly agree that the Notes shall contain, among other provisions, a provision providing substantially as follows: "THIS NOTE IS SUBJECT TO PROVISIONS IN THE AMENDED AND RESTATED SUBORDINATED NOTE AGREEMENT DATED AS OF NOVEMBER 13, 2001 FOR THE SUBORDINATION OF THIS NOTE TO SENIOR DEBT OF THE COMPANY, UPON ALL THE TERMS AND CONDITIONS THEREIN SPECIFIED."

                                   ARTICLE VII

                              TRANSFER OF THE NOTES

        Section 7.1. Registration of Transfer. Subject to compliance with applicable law, upon surrender of any Note for registration of transfer, the Company will execute and deliver in exchange therefor a new Note registered as such Holder may request. The Company may require payment by such Holder of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer. Notwithstanding anything to the contrary contained in this Agreement, prior to the occurrence of a Default or Event of Default, no Holder shall be permitted to transfer any Note or assign any of its rights or obligations under this Agreement or the Notes, unless in each case (i) such transfer or assignment together with all other such transfers or assignments made after the Amendment and Restatement Date would result in or create a significant risk (as defined below) that the Company would become subject to the informational requirements of the Exchange Act), (ii) each such transferee or assignee (other than the Company) is either (A) an Affiliate of an Initial Holder or an investment fund managed by an Affiliate of an Initial Holder or (B) a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act of 1933, as amended) or an "accredited investor" (as defined under and pursuant to Rule 501(a)(1)(2)(3) or (7) promulgated under the Securities Act of 1933, as amended) and has agreed in writing to be bound by the terms and conditions of this

Agreement and the Note in question to the same extent and in the same manner as the transferor or assignor thereof, (iii) each such transferee or assignee, to the knowledge of the applicable Holder, after reasonable inquiry (which may consist of a certification by any such transferee or assignee), is not a Person or a Subsidiary of a Person engaged substantially in the supply of portable storage, cartage or office units or trailers and (iv) the transfer to any such transferee or assignee is in compliance with all applicable federal, state and foreign securities laws. For the purposes of this SECTION 7.1, a "significant risk" shall be deemed to arise when the number of "holders of record" (as determined in accordance with the Exchange Act) is greater than 80% of the number of "holders of record" that would cause the application or continued application of the informational requirements of the Exchange Act under the then existing circumstances; provided that no transfer or assignment to or from any Affiliate of a Holder shall be deemed to have created any such significant risk or shall require consent of the Company.

        Section 7.2. Register. The Company shall maintain a register of the Holders of all the Notes issued pursuant to this Agreement. The Company will allow any Holder of a Note to inspect and copy such list at the Company's principal place of business during normal business hours. The Company may refuse to effect any transfer of any Note on such register, and may refuse to recognize any transferee of such Note for all purposes hereunder and under such Note, if the transferor and/or transferee of such Note have not complied with the provisions of SECTION 7.1 above.

                                  ARTICLE VIII

                                   TERMINATION

        Section 8.1. Termination. This Agreement may be terminated by the mutual written agreement of each of the parties hereto.

        Section 8.2. Liability. If this Agreement is terminated pursuant to this Article, such termination shall be without liability of any party to any other party, except for any breach by such party of this Agreement or the Notes prior to the date of such termination.

                                   ARTICLE IX

                                   AMENDMENTS

        Section 9.1. Amendments. Subject to SECTION 6.12, the Company may amend this Agreement or the Notes with the written consent of the Holders of at least a majority of the principal amount of the Notes, except that, without the consent of Holders of one hundred percent (100%) of the principal amount of outstanding Notes, an amendment may not:

                        (1) reduce the amount of Notes whose Holders must
                consent to an amendment;

                        (2) reduce the rate of or extend the time for payment of
                interest on any Note;

                        (3) reduce the principal of, or premium, or extend the
                Stated Maturity of any Note; or

                        (4) make any Note payable in a currency other than that
                stated in the Note.

        After an amendment under this Section becomes effective, the Company shall mail to each of the Holders of Notes a notice briefly describing such amendment. The failure to give such notice to all Holders of Notes, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

        Section 9.2. Revocation and Effect of Consents and Waivers. Any amendment to this Agreement or the Notes shall become effective in accordance with its terms when executed and delivered by the Company provided that the Company has received the requisite consents prior thereto. The Company shall not be obligated to execute any such amendment regardless of whether such consents have been received. Any waiver shall become effective when the requisite consents have been received or such later time as the Company may elect. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same Debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Company receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder of a Note.

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Agreement. If a record date is fixed, then, notwithstanding the immediately preceding paragraph, those persons who were Holders of Notes at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

        Section 9.3. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Company. The Company may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Note shall issue a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

        Section 9.4. Payment for Consent. Neither the Company, any Affiliate of the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

        Section 10.1. Notices. All notices and other communications pertaining to this Agreement or any Note shall be in writing and shall be deemed to have been duly given upon the receipt thereof by the other party. Such notices shall be in writing and delivered by hand, confirmed facsimile transmission, or mailed, certified or registered mail with postage prepaid, or sent by prepaid overnight courier:

        If to the Company, to it at:

                  Mobile Storage Group, Inc.
                  2540 Foothill Boulevard, 2nd Floor
                  La Crescenta, California  91214
                  Attention:  Ronald F. Valenta
                  Telecopier:  (818) 541-9260

        With copies to:

                  Windward Capital Partners II, L.P.
                  1177 Avenue of the Americas, 42nd Floor
                  New York, New York 10036
                  Attention:  Peter S. Macdonald
                  Telecopier:  (212) 382-6534

                  and

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York 10036
                  Attention:  Howard Ellin, Esq.
                  Telecopier:  (212) 735-2000

        If to Northwestern Mutual:

                  The Northwestern Mutual Life Insurance Company
                  720 East Wisconsin Avenue

                  Milwaukee, WI  53202-4797
                  Attention:  Securities Department
                  Telecopier:  (414) 665-7124

        With a copy to:

                  Schiff Hardin & Waite
                  7200 Sears Tower
                  Chicago, Illinois 60606
                  Attention: Drew Kling, Esq.
                  Telecopier: (312) 258-5600

        If to Capital d'Amerique CDPQ Inc.:

                  Capital d'Amerique CDPQ Inc.
                  Place Mercantile, 2001,
                  avenue McGill College, Sixth Floor
                  Montreal, Quebec  H3A1G1
                  Attention:  The President
                  Telecopier:  (514) 847-2493

        With a copy to:

                  Kirkland & Ellis
                  Citicorp Center
                  153 East 53rd Street

                  New York, New York  10022-4675
                  Attention:  Kimberly Taylor, Esq.
                  Telecopier:  (212) 446-4900

        If to John Hancock, Variable, Partner, or Signature:

                  200 Clarendon Street
                  Boston, Massachusetts  02117
                  Attention:  Investment Accounting Division, B-3
                  Telecopier:  (617) 572-0628

        With a copy to:

                  Chapman and Cutler
                  111 West Monroe Street
                  Chicago, Illinois  60603
                  Attention:  Stacy K. Pike, Esq.
                  Telecopier:  (312) 701-2361

        If to New York Life Insurance Company:

                  c/o New York Life Investment Management LLC
                  51 Madison Avenue
                  New York, New York  10010
                  Attention:  Securities Investment Group, Private
                              Finance, 2nd Floor
                  Telecopier:  (212) 447-4122

        With a copy to:

                  Chapman and Cutler
                  111 West Monroe Street
                  Chicago, Illinois  60603
                  Attention:  Stacy K. Pike, Esq.
                  Telecopier:  (312) 701-2361

or to such other Person or address as shall be furnished to the other party in writing.

        Section 10.2. Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each subsequent Holder of a Note and each of their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person, firm or corporation, other than the parties hereto and their respective successors and, with respect to ARTICLE VI, the holders of Senior Debt, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto, any subsequent Holder of a Note and their respective successors and assigns, and, with respect to ARTICLE VI, the holders of Senior Debt, and for the benefit of no other Person, firm or corporation.

        Section 10.3. Governing Law; Forum Selection; Consent to Jurisdiction. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THE PARTIES SUBJECT HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. ANY ACTION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY NOTE ISSUED PURSUANT HERETO, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        Section 10.4. Waiver of Jury Trial. THE COMPANY AND EACH OF THE PURCHASERS MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE PURCHASERS TO PURCHASE THE NOTES.

        Section 10.5. Replacement Note. If any Note becomes mutilated and is surrendered by the Holder thereof to the Company, or if the Holder thereof claims that any Note has been lost, destroyed or wrongfully taken, the Company will execute a replacement note and the Company will deliver to such Holder such replacement note, upon the affidavit of the Holder thereof attesting to such loss, destruction or wrongful taking with respect to such Note. Such affidavit shall be accepted as satisfactory evidence of the loss, wrongful taking or destruction thereof and no indemnity shall be required as a condition of the execution and delivery of a replacement Note.

        Section 10.6. Successors and Assigns. All covenants and agreements of the Company in this Agreement or any Note shall bind their respective successors and assigns.

        Section 10.7. Severability Clause. In case any provision in this Agreement or any Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

        Section 10.8. Further Assurances. Each party hereto or person or entity subject hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or person or entity subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        Section 10.9. Entire Agreement. This Agreement, together with all exhibits and schedules hereto, and the Notes are intended by the parties to be a final expression of their agreement in respect of the subject matter contained herein and therein, and supersede all prior agreements and understandings between the parties with respect to such subject matter.

        Section 10.10. Headings. The headings of the Articles and the sections in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

        Section 10.11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

        Section 10.12. Original Notes. The execution of the this Agreement shall not constitute a repayment of any Original Notes. All references in the Original Notes to the "Subordinated Note Agreement" and the "Agreement" shall mean this Amended and Restated Subordinated Note Agreement, as amended and restated hereby and as amended, restated, supplemented or otherwise modified from time to time after the date hereof.

                                   ARTICLE XI

                                 INDEMNIFICATION

        Section 11.1. Indemnity of Holders of the Notes by the Company. Subject to ARTICLE VI, the Company agrees to (i) reimburse each Purchaser for any costs and expenses (including, without limitation, reasonable attorneys' and paralegals' fees and expenses, with respect to either one outside firm or allocated in-house counsel for each such Purchaser) incurred by each Purchaser in connection with (a) this Agreement and closing the New Transaction, and (b) defending any suit brought against the Purchasers by the Company or any other Person in connection with the transactions contemplated by this Agreement, and
(ii) indemnify and hold the Purchasers and their respective officers, directors, trustees, employees, partners, Affiliates, attorneys and agents (collectively, the "INDEMNITEES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, incurred by the Indemnitees, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by any Person, whether threatened or initiated, asserting any claim for legal or equitable remedy against any Person under any statute or regulation (including, without limitation, any federal or state securities or commercial laws or under any common law or equitable cause or otherwise) or common law principles arising from or in connection with the past, present or future operations of the Company, its Subsidiaries or their respective predecessors in interest, in any way arising from or in connection with the negotiation, preparation, execution, delivery, enforcement, performance and administration of this Agreement or any other document executed in connection herewith; provided, however, that the Company shall have no obligation hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of any Indemnitee seeking such indemnification. To the extent that the indemnity set forth in this Section may be unenforceable because it is violative of any law or public policy, the Company shall pay the maximum portion which it is permitted to pay under applicable law. Any Indemnitee will promptly notify the Company of the commencement of any legal proceeding which may give rise to any indemnified liability under the foregoing indemnity and shall permit the Company to participate in the defense of such Indemnitee in any such proceeding; provided, however, that if any Indemnitee fails to provide prompt notice to the Company of any legal proceeding, such Indemnitee shall nevertheless be entitled to be indemnified under this ARTICLE XI to the extent (but only to the extent) that the Indemnitee can establish that the Company has not been materially prejudiced by the time elapsed. The foregoing indemnity shall survive the repayment of the Notes and the termination of this Agreement.

              [the remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                           MOBILE STORAGE GROUP, INC.

                           By: /s/ RONALD F. VALENTA
                              --------------------------------------------------
                           Name: Ronald F. Valenta
                           Title:   President

                           THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

                           By:   /s/ JEFFREY J. LUEKEN
                              -------------------------------------------
                           Name:  Jeffrey J. Lueken
                           Title: Its Authorized Representative

                           CAPITAL D'AMERIQUE CDPQ INC.

                           By: /s/ GHISLAIN GAUTHIER
                              ------------------------------
                           Name:   Ghislain Gauthier
                           Title:  Vice-President




                           By: /s/ CYRILLE VIHECOQ
                              ------------------------------
                           Name:   Cyrille Vihecoq
                           Title:  Manager

                           JOHN HANCOCK LIFE INSURANCE COMPANY

                           By:  /s/ STEPHEN J. BLEWITT
                              --------------------------------
                           Name:   Stephen J. Blewitt
                           Title:  Managing Director

                           JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                           By: /s/ STEPHEN J. BLEWITT
                               -------------------------------------------------
                           Name:  Stephen J. Blewitt
                           Title: Authorized Signatory

                           INVESTORS PARTNER LIFE INSURANCE COMPANY

                           By: /s/ STEPHEN J. BLEWITT
                               -------------------------------------------------
                           Name:  Stephen J. Blewitt
                           Title: Authorized Signatory

                           SIGNATURE 5 L.P.

                           By:  John Hancock Life Insurance Company, as
                                Portfolio Advisor

                           By: /s/ STEPHEN J. BLEWITT
                               -------------------------------------------------
                           Name:  Stephen J. Blewitt
                           Title: Managing Director

                           NEW YORK LIFE INSURANCE COMPANY

                           By: /s/ S. THOMAS KNOFF
                               -------------------------------------------------
                           Name:  S. Thomas Knoff
                           Title: Investment Vice President

                                   SCHEDULE I


                            COLUMN 2                                     COLUMN 5
                         WIRE TRANSFER        COLUMN 3    COLUMN 4     PURCHASE PRICE    COLUMN 6        COLUMN 7        COLUMN 8
    COLUMN 1            INFORMATION FOR        TAX ID   FACE VALUE OF   OF ORIGINAL    FACE VALUE OF     CAPITAL      PURCHASE PRICE
    PURCHASER               PAYMENTS             NO.   ORIGINAL NOTES      NOTES         NEW NOTES     CONTRIBUTION    OF NEW NOTES
----------------  --------------------------- -------- --------------  --------------  --------------  -------------  --------------
The Northwestern  Bank: Bankers Trust Company    39-   $14,285,714.29  $12,857,605.13  $15,000,000.00  $2,987,280.00  $12,012,720.00
   Mutual Life          16 Wall Street        0509570
    Insurance           Insurance Unit --
     Company             4th Floor
                        New York, NY  10005


                  ABA No.:   021-001-033

                  For the account:

                  The Northwestern Mutual
                  Life Insurance Company

                  Account No.:   00-000-027
----------------  --------------------------- -------- --------------  --------------  --------------  -------------  --------------
                  Bank: Bank of New York for
    Capital       the account of Caisse                $10,714,285.71   $9,643,203.85   $7,500,000.00  $1,493,640.00   $6,006,360.00
   D'Amerique     Centrale Desjardins du
   CDPQ Inc.      Quebec, Montreal.

                  Account No.:  890-0300-272
                  CHIPS UID:  238324
                  Fed. ABA  No.:  021000018
                  SWIFT:  IRVT US 3N
----------------  --------------------------- -------- --------------  --------------  --------------  -------------  --------------
  John Hancock    Bank: Fleet Boston             04-              n/a             n/a  $15,250,000.00  $3,037,068.00  $12,212,932.00
 Life Insurance         Boston, Mass. 02110    1414660
    Company


                                  Schedule I-1

                            COLUMN 2                                     COLUMN 5
                         WIRE TRANSFER        COLUMN 3    COLUMN 4     PURCHASE PRICE    COLUMN 6        COLUMN 7        COLUMN 8
    COLUMN 1            INFORMATION FOR        TAX ID   FACE VALUE OF   OF ORIGINAL    FACE VALUE OF     CAPITAL      PURCHASE PRICE
    PURCHASER               PAYMENTS             NO.   ORIGINAL NOTES      NOTES         NEW NOTES     CONTRIBUTION    OF NEW NOTES
----------------  --------------------------- -------- --------------  --------------  --------------  -------------  --------------
                  ABA No.  011000390

                  Account No.:  541-55417
                  Account of:  John Hancock
                  Life Insurance Co. Private
                  Placement Collection Acct.

                  Deadline:  12:00 Noon,
                  Boston time
----------------  --------------------------- -------- --------------  --------------  --------------  -------------  --------------
John Hancock      Bank:  Fleet Boston            04-              n/a             n/a   $1,000,000.00    $199,152.00     $800,848.00
Variable Life            Boston, MA  02110    2664016
Insurance
Company           ABA No.: 011000390

                  Account No.:  541-55417
                  Account of:  John Hancock
                  Life Insurance Co. Private
                  Placement Collection Acct.

                  Deadline:  12:00 Noon,
                  Boston time
----------------  --------------------------- -------- --------------  --------------  --------------  -------------  --------------
Investors         Bank:  Fleet Boston            13-              n/a             n/a     $250,000.00     $49,788.00     $200,212.00
Partner Life             Boston, MA  02110    3072894
Insurance
Company           ABA No.:  011000390
                  Account No.:  541-55417
                  Account of:  John Hancock
                  Life Insurance Co. Private
                  Placement Collection Acct.

                  Deadline:  12:00 Noon,
                  Boston time
----------------  --------------------------- -------- --------------  --------------  --------------  -------------  --------------


                                  Schedule I-2

                            COLUMN 2                                     COLUMN 5
                         WIRE TRANSFER        COLUMN 3    COLUMN 4     PURCHASE PRICE    COLUMN 6        COLUMN 7        COLUMN 8
    COLUMN 1            INFORMATION FOR        TAX ID   FACE VALUE OF   OF ORIGINAL    FACE VALUE OF     CAPITAL      PURCHASE PRICE
    PURCHASER               PAYMENTS             NO.   ORIGINAL NOTES      NOTES         NEW NOTES     CONTRIBUTION    OF NEW NOTES
----------------  --------------------------- -------- --------------  --------------  --------------  -------------  --------------
Signature 5 L.P.  Bank:  HARE & CO.           N/A                 n/a             n/a   $3,500,000.00    $697,032.00   $2,802,968.00
                  c/o The Bank of New York

                  ABA No.:  021000018

                  BNF:  IOC566

                  FFC Account No.:  77634
                  Account of:

                  Deadline:  12:00 Noon,
                  Boston time
----------------  --------------------------- -------- --------------  --------------  --------------  -------------  --------------
 New York Life    Bank:  Chase Manhattan Bank    13-              n/a             n/a  $12,500,000.00  $2,489,400.00  $10,010,600.00
   Insurance             New York, New York    5582869
    Company              10019

                  ABA No.  021-000-021
                  For the account: New York
                  Life Insurance Company

                  Account No.:  008-9-00687
                  For the benefit of: New
                  York Life Insurance Company
----------------  --------------------------- -------- --------------  --------------  --------------  -------------  --------------


                                  Schedule I-3

                                 SCHEDULE 3.1(a)

                          Capitalization of the Company

--------------------------------------------------------------------------------------------------
                              COMMON STOCK
--------------------------------------------------------------------------------------------------
         NAME OF SHAREHOLDER                   NUMBER OF SHARES               PERCENTAGE OWNERSHIP
--------------------------------------------------------------------------------------------------
   Windward Capital Partners, L.P.                95,497.4800                        39.56%
--------------------------------------------------------------------------------------------------
    Windward Capital LP II, L.L.C.                 3,622.6300                         1.50%
--------------------------------------------------------------------------------------------------
     Windward/MSG Co-Invest, LLC                  45,408.4536                        18.81%
--------------------------------------------------------------------------------------------------
    Windward/MSG Co-Invest II, LLC                27,523.8339                        11.40%


--------------------------------------------------------------------------------------------------
       Management and Directors                   48,343.9800                        20.03%
--------------------------------------------------------------------------------------------------
   Management and Director Options                21,000.0000                         8.70%
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                Total                            241,396.3775                       100.00%
--------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------
                                       PREFERRED STOCK
--------------------------------------------------------------------------------------------
                     DESIGNATION                             NUMBER OF SHARES OUTSTANDING(1)
--------------------------------------------------------------------------------------------
Series A Convertible Preferred Stock                                      None
--------------------------------------------------------------------------------------------
Series B 10% Convertible Cumulative Preferred Stock                    2,608,597
--------------------------------------------------------------------------------------------
Series C 8.5% Cumulative Preferred Stock                                  None
--------------------------------------------------------------------------------------------
Series E 8.5% Convertible Cumulative Preferred Stock                    276,928
--------------------------------------------------------------------------------------------
Series F Preferred Stock                                                 20,000
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------


----------

(1) The Company expects to issue shares of Series G Convertible Preferred Stock shortly after the Amendment and Restatement Date in an amount equal to one share of Series G Convertible Preferred Stock for each outstanding share of Series B 10% Convertible Cumulative Preferred Stock. Series G Convertible Preferred Stock is non-voting, is not entitled to any dividends and has an initial liquidation preference which is equal to Ten Cents ($0.10) per share (aggregating upon issuance approximately $65,214.93 and cumulating at a rate of $0.10 annually) and is junior to all other existing series of preferred stock of the Company. Series G Convertible Preferred Stock is not mandatorily redeemable and is convertible into common stock of the Company upon an initial underwritten offering of the Company's common stock.


                                Schedule 3.1(a)

                                    EXHIBIT A

                              Form of Original Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NO SALE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THIS NOTE (OTHER THAN TO THE ISSUER THEREOF) MAY BE MADE UNLESS EITHER (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS NOTE IS SUBJECT TO PROVISIONS IN THE SUBORDINATED NOTE AGREEMENT DATED AS OF JUNE 30, 2000 FOR THE SUBORDINATION OF THIS NOTE TO SENIOR DEBT OF THE COMPANY, UPON ALL THE TERMS AND CONDITIONS THEREIN SPECIFIED.

FOR PURPOSES OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE IS $99.97 THE ISSUE DATE IS JUNE 30, 2000 AND THE YIELD TO MATURITY IS 13.88% (COMPOUNDED SEMI-ANNUALLY).

$_____________                                                     June 30, 2000

                                SUBORDINATED NOTE

       FOR VALUE RECEIVED, the undersigned, Mobile Storage Group, Inc., a California corporation (the "COMPANY"), promises to pay ___________________________, or its registered assigns (the "PURCHASER"), the principal sum of _______________________ Dollars ($______________) on June 29,
2010, or such earlier date as the principal may become due pursuant to the terms hereof and to pay interest at a rate per annum equal to 12%. The Company will pay interest semiannually on June 30th and December 30th of each year (each, an "INTEREST PAYMENT DATE"), commencing December 30, 2000 (or on the next Business Day following such date, in the event such date is not a Business Day). The Company shall pay interest on overdue principal and on overdue installments of interest at a rate per annum equal to the sum of two percent (2%) plus the interest rate otherwise applicable hereunder. Terms used herein and not otherwise defined have the meanings assigned to them in the Subordinated Note Agreement among the Company and the parties named therein dated as of the date hereof (the "AGREEMENT").

       Interest shall be payable in arrears on this Note semiannually as provided above and on such date as this Note may be prepaid or the maturity accelerated. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed. All payments of the principal of and interest on this Note shall be made in money of the United States of America that at the time of payment is legal tender for the payment of public and private debts, by check in New York Clearing House Funds at the principal office of the Purchaser located in New York, New York or by wire transfer of immediately available Federal Reserve funds into a bank account designated by the Purchaser in writing to the Company at least three Business Days before the Company makes such payment.


                                  Exhibit A-1

       The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the Purchaser of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

       This note is one of the Notes referred to in the Agreement, which Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for the subordination of this Note to Senior Debt of the Company, for optional prepayment of the principal hereof prior to maturity and for the amendment or waiver of certain provisions of the Agreement, all upon the terms and conditions therein specified. Additionally, this Note is subject to certain restrictions on transfer set forth in the Agreement.

       This Note shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law.

       IN WITNESS WHEREOF, Mobile Storage Group, Inc. has caused this Note to be signed in its corporate name by a duly authorized officer and its corporate seal to be affixed hereto, and the same to be attested by its Secretary or Assistant Secretary, and to be dated as of the day and year first above written.

                                        MOBILE STORAGE GROUP, INC.


                                        By:
                                             -----------------------------------

                                             Name: Ronald F. Valenta
                                             Title: President

Attest:


-------------------------------
Name: James S. Robertson
Title: Secretary


                                  Exhibit A-2

                                    EXHIBIT B

                                Form of New Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NO SALE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THIS NOTE (OTHER THAN TO THE ISSUER THEREOF) MAY BE MADE UNLESS EITHER (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS NOTE IS SUBJECT TO PROVISIONS IN THE AMENDED AND RESTATED SUBORDINATED NOTE AGREEMENT DATED AS OF NOVEMBER 13, 2001 FOR THE SUBORDINATION OF THIS NOTE TO SENIOR DEBT OF THE COMPANY, UPON ALL THE TERMS AND CONDITIONS THEREIN SPECIFIED.

FOR PURPOSES OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, EACH NOTE WITH $1,000 PRINCIPAL AMOUNT SHALL HAVE AN ISSUE PRICE OF $800.8480 AND ORIGINAL ISSUE DISCOUNT OF $199.1520, THE ISSUE DATE IS NOVEMBER 13, 2001 AND THE YIELD TO MATURITY IS ___% (COMPOUNDED SEMI-ANNUALLY).

$_____________                                                 November 13, 2001

                                SUBORDINATED NOTE

       FOR VALUE RECEIVED, the undersigned, Mobile Storage Group, Inc., a California corporation (the "COMPANY"), promises to pay ________________________, or its registered assigns (the "PURCHASER"), the principal sum of ____________________ Dollars ($___________) on June 29, 2010,
or such earlier date as the principal may become due pursuant to the terms hereof and to pay interest at a rate per annum equal to 12%. The Company will pay interest semiannually on June 30th and December 30th of each year (each, an "INTEREST PAYMENT DATE"), commencing December 30, 2001 (or on the next Business Day following such date, in the event such date is not a Business Day). The Company shall pay interest on overdue principal and on overdue installments of interest at a rate per annum equal to the sum of two percent (2%) plus the interest rate otherwise applicable hereunder. The Company shall make principal payments on the indebtedness evidenced by this Note as provided in the Agreement (defined below). Terms used herein and not otherwise defined have the meanings assigned to them in the Amended and Restated Subordinated Note Agreement among the Company and the parties named therein dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "AGREEMENT").

       Interest shall be payable in arrears on this Note semiannually as provided above and on such date as this Note may be prepaid or the maturity accelerated. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed. All payments of the principal of and interest on this Note shall be made in money of the United States of America that at the time of payment is legal tender for the payment of public and private debts, by check in New York Clearing House Funds at the principal office of the Purchaser located in New York, New York or by wire transfer of immediately available Federal Reserve funds into a bank account


                                   Exhibit B-1
designated by the Purchaser in writing to the Company at least three Business Days before the Company makes such payment.

       The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the Purchaser of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

       This note is one of the Notes referred to in the Agreement, which Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for the subordination of this Note to Senior Debt of the Company, for optional prepayment of the principal hereof prior to maturity and for the amendment or waiver of certain provisions of the Agreement, all upon the terms and conditions therein specified. Additionally, this Note is subject to certain restrictions on transfer set forth in the Agreement.

       This Note shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law.


                                   Exhibit B-2

       IN WITNESS WHEREOF, Mobile Storage Group, Inc. has caused this Note to be signed in its corporate name by its duly authorized officers as of the date first written above.

                                        MOBILE STORAGE GROUP, INC.


                                        By:
                                             -----------------------------------
                                             Name: Ronald F. Valenta
                                             Title: President


                                        By:
                                             -----------------------------------
                                             Name: James Panzetta
                                             Title: Assistant Secretary


                                   Exhibit B-3

                                    EXHIBIT C

                          Form of Loan Stock Instrument

DATED      2001               DRAFT (4): 29.10.01

                                                            SAE/504413.07005/JLL





                                FREEPEAK LIMITED





           -----------------------------------------------------------

                              LOAN STOCK INSTRUMENT
           CONSTITUTING POUND L2,300,000 VARIABLE RATE GUARANTEED LOAN
                                   STOCK 2011

           -----------------------------------------------------------


                                   Exhibit C-1

THIS INSTRUMENT is made the             2001 by FREEPEAK LIMITED (registered in
England No 4283040 having its registered office at Collins House, 32/38 Station Road, Gerrards Cross, SL9 8EZ (the "COMPANY") WHEREAS the Company, by Resolution of its Board of Directors passed on the 2001, has created TWO MILLION THREE HUNDRED THOUSAND POUNDS (L2,300,000) principal amount of Variable Rate Guaranteed Loan Stock 2011 to be constituted as hereinafter provided.

NOW THIS INSTRUMENT WITNESSETH and the Company hereby declares as follows:-

1. The Stock shall be known as "Variable Rate Guaranteed Loan Stock 2011". All Stock as and when issued shall rank pari passu equally and rateably without discrimination or preference as an unsecured obligation of the Company.

2. In this Instrument and the Schedules attached unless there is something in the subject or context inconsistent therewith the following expressions have the following meanings:-

       "BUSINESS DAY"                  a day (other than a Saturday) on which
                                       clearing banks in the City of London are normally open for usual Sterling banking business

       "CERTIFICATE"                   a certificate in the form set out in Part
                                       1 of Schedule 1 issued pursuant to Clause
                                       3 hereof

       "CLAUSE"                        a Clause of this Instrument

       "THIS INSTRUMENT"               these presents and any document
                                       supplemental hereto or executed by the
                                       Company in pursuance hereof

       "INTEREST PERIOD"               a period for the determination of
                                       interest, the first such period
                                       commencing on the date hereof and
                                       following periods commencing on the
                                       expiry of the immediately preceding
                                       period and all such periods being of six months' duration

       "ISSUE DATE"                    the date hereof or such other date on
                                       which a Certificate (other than a
                                       replacement Certificate) is issued in
                                       respect of any Stock

       "MATURITY DATE"                 the date ten years after the Issue Date
                                       or, if such date is not a Business Day,
                                       the next succeeding day which is a
                                       Business Day

       "PARAGRAPH"                     a numbered paragraph of the Schedules

       "PAYMENT DATE"                  any date on which the Stockholder may
                                       require the Company to repay all or part of the Stock

       "PRINCIPAL SUM"                 the sum stated on the Certificate as the
                                       Principal Sum of the Stock represented by that


                                   Exhibit C-2

                                       Certificate or the amount of it from time to time outstanding

       "THE REGISTER"                  the register of Stockholders to be
                                       maintained by the Company pursuant to the provisions of the Schedule 2 attached.

       "THE SPECIFIED RATE"            a rate equal to the rate payable from
                                       time to time on 6 Month National
                                       Westminster Bank Plc Corporate Bonds on
                                       the date of commencement of each Interest
                                       Period until the Maturity Date

       "THE STOCK"                     the loan stock created by this Instrument
                                       for the time being outstanding

       "THE STOCKHOLDERS"              the persons whose names are for the time
                                       being entered into the Register as the
                                       holders of the Stock

       "TAX" shall be construed so as to include all present and future taxes, charges, imposts, duties, levies, deductions, withholdings or amounts or charges of a similar nature, or any amount payable on account of, or as security for, any of the foregoing, including any penalties, fines, surcharges or interest payable in connection with such amounts, and "Taxes" and "Taxation" shall be construed accordingly

       Words denoting the singular only shall include the plural number also and vice versa. Words denoting the masculine gender only shall also include the feminine and neuter genders. Words denoting persons shall include corporations. Unless the context otherwise requires words or expressions appearing in this Instrument and defined in the Companies Act 1985 shall have the same meanings as in that Act.

3. The Principal Sum of the Stock is limited to L2,300,000. The Stock shall be issued in denominations and multiples of L1 in nominal value at par [in consideration for the transfer to the Company of shares in Raven Hire Limited] subject to and with the benefit of the provisions of this Instrument. All the obligations and covenants contained in this Instrument shall be binding on the Company and the Stockholders.

4. Subject to any other agreement in writing between the Company and the initial Stockholders, the Stock shall be issued on the Issue Date.

5. The Stock constitutes general and unconditional obligations of the Company which shall rank pari passu amongst themselves and at all times rank at least pari passu with all future unsecured obligations of the Company.

6. Each Stockholder or joint holders of any Stock shall be entitled to one Certificate for the total amount of the Stock registered in his name or, in the case of joint holders, their names. Every such Certificate shall refer to this Instrument and be in the form or to the


                                   Exhibit C-3
       effect set out in Schedule 1. The Company shall comply with the Conditions set out in Schedule 2 which shall be deemed to be incorporated in this Instrument and shall be binding on the Company and the Stockholders and all persons claiming through or under them respectively. Any Certificate in the names of joint holders of any Stock shall be delivered to that one of the joint holders who is first named on the Register or to such person as all such joint holders may in writing direct. The Company shall not be bound to register more than four persons as the joint holders of any Stock.

7.

7.1 Subject to the other terms of this Instrument, the Stock shall be repaid at par together with any accrued interest on the Maturity Date.

7.2 The Company shall, on the Maturity Date, redeem the Stock at par and pay to the relevant Stockholder(s) all accrued interest outstanding at such date.

7.3 Subject to the terms of this Instrument, a Stockholder may, by giving not less than 20 Business Days notice in writing at any time to the Company, elect that that part of the Stock as is notified by the Stockholder, be redeemed or repaid together with accrued interest thereon, provided that such amount shall not be less than Pound L10,000. Such notice shall not be capable of taking effect before the date being six months after the Issue Date.

7.4 As and when the Principal Sum or any part thereof ought to be redeemed or repaid in accordance with the provisions of this Instrument the Company shall upon surrender by the Stockholder of the relevant Certificate pay to the Stockholders in accordance with Paragraph 9 of Schedule 2 the Principal Sum represented by the Stock held by them respectively or as the case may be the Principal Sum of such part of the Stock held by them respectively as ought to be redeemed, in each case together with accrued interest thereon.

7.5 All payments to be made by the Company under or in respect of the Stock shall be made free and clear of and without deduction or withholding of Tax save as required by any law in force at the date of this Instrument.

7.6 The Company shall pay interest on the Principal Sum outstanding in respect of each Interest Period at the Specified Rate until the Stock is redeemed in accordance with the provisions of this Instrument. Interest will accrue daily on the basis of a 365 day year and will be payable on 1 November and 1 May in each year (or, if any such date does not fall on a Business Day, on the immediately preceding Business Day) and if not so paid will be compounded with the Principal Sum on the due date for payment and will attract interest in accordance with this Clause until paid.

8. The Principal Sum of the Stock (together with accrued interest thereon) shall be forthwith repayable on the happening of any of the following events:-

       8.1 an effective resolution being passed or an order being made for the winding-up of the Company (except for the purpose of an amalgamation or re-construction on a solvent basis);


                                   Exhibit C-4

       8.2 the appointment of an administrator or of an administrative receiver over any part of the undertaking assets or property of the Company or the levying of any distress or executions upon any of the assets or property of the Company which is not paid out within seven days of its being levied;

       8.3 the Company ceasing or threatening to cease to carry on its business.

9. Any Stockholder shall be entitled to sue for the performance and observance of the provisions hereof so far as his holding of Stock is concerned. None of the terms of this Instrument is enforceable by any person other than the Company and the Stockholders and their respective successors in title and assigns.

10. Every Stockholder shall be entitled to receive from the Company a copy of the Annual Report and Accounts of the Company at the address of the Stockholder appearing in the Register together with all documents required by law to be attached thereto concurrently with the issue thereof to the members of the Company.

11.

11.1 Each Stockholder may, by notice in writing to the Company given on or before a date (the "ELECTION DATE") being 40 Business Days prior to any Payment Date elect that the whole of the Stock or any part thereof which the Stockholder is entitled to require repayment on the relevant Payment Date (the "ELECTION AMOUNT") shall be redeemed in US dollars.

11.2. If the Stockholder makes an election pursuant to Clause 11.1 the Company shall, subject to Clauses 11.3 and 11.4 below, pay to the Stockholder, on the Payment Date and in full discharge of its obligation to repay the Election Amount, an amount in US Dollars (the "ELECTION DOLLAR AMOUNT") obtained by converting the principal amount of the Election Amount into US Dollars at the Spot Rate on the Election Date.

11.3 If the amount in sterling obtained by converting the Election Dollar Amount into sterling at the Spot Rate on the Payment Date exceeds the aggregate of (i) the Election Amount and (ii) 0.02 per cent of the Election Amount for each complete calendar month between the Issue Date and the Payment Date, the Election Dollar Amount shall be substituted by the lesser of:-

       11.3.1 the amount in US Dollars obtained by converting the said aggregate amount at the Spot Rate on the Payment Date; and

       11.3.2 the maximum amount of US Dollars which can be paid without causing the Election Amount to become a deep gain pursuant to the provisions of paragraph 3(3) of Schedule 13 to the Finance Act 1996 (as amended from time to time).

11.4 If the Election Dollar Amount shall be less than the amount in US Dollars obtained by converting the Election Amount into US Dollars at the Spot Rate on the Payment Date (the "GREATER DOLLAR AMOUNT") by more than 0.02 per cent for each complete calendar month between the Issue Date and the Payment Date, the Election Dollar Amount shall be substituted by the Greater Dollar Amount less than 0.02 per cent of the Greater


                                   Exhibit C-5

       Dollar Amount for each complete calendar month between the Issue Date and the Payment Date.

11.5 In this Clause 11, the "Spot Rate" means the spot rate of the Bank of Scotland PLC at 11.00 am on the relevant date or if that date is not a business day, the next business day.

12. All Schedules hereto shall form an integral part of and be incorporated into this Instrument.

13. The Stock is issued with the benefit of the guarantee of National Westminster Bank Plc a copy of which is attached.

IN WITNESS whereof this Instrument has been executed and delivered as a deed by the Company this 2001.

EXECUTED (but not delivered until the date   )
hereof) AS A DEED by                         )
FREEPEAK LIMITED                             )
acting by:-                                  )
                                             )


                                             Director

                                             Director/Secretary


                                   Exhibit C-6

                                   SCHEDULE 1

                                FREEPEAK LIMITED

             (Incorporated under the Companies Act 1995 No 4283040)

                    Issue of up to L2,300,000 Variable Rate
                           Guaranteed Loan Stock 2011

                Issued pursuant to the Memorandum and Articles of Association of the Company and to a Resolution of the Board of Directors passed on the day of 2011

THIS IS TO CERTIFY that                 of                 is the  registered
holder of                   POUNDS (L           ) Principal Sum of Variable
Rate Guaranteed Loan Stock 2011 of Freepeak Limited which Stock is
constituted by an Instrument entered into by the Company and dated the   day of
2011 and is issued with the benefit of and subject to the provisions therein contained (and as such terms are defined in the Instrument). Interest on the Stock is payable by equal half yearly instalments on [1 November and 1 May] at the Specified Rate.

The Stock is transferable only in accordance with the Instrument. No transfer of any part of the Stock represented by this Certificate will be registered unless accompanied by this Certificate. The Stock is redeemable in accordance with the terms and conditions contained in the Instrument a copy of which is attached to this Certificate.

EXECUTED (but not delivered until the date   )
hereof) AS A DEED by                         )
FREEPEAK LIMITED                             )
acting by:-                                  )
                                             )


                                             Director

                                             Director/Secretary


                                   Exhibit C-7

                                   SCHEDULE 2

3. The Company shall at all times keep an accurate register (the Register) showing (a) the names and addresses of the Stockholders and (b) the amount of the Stock held by every registered holder. Any Stockholder and any person (not being a person to whom the Company may reasonably object) authorised in writing by a Stockholder may at all reasonable times during the Company's normal office hours inspect the Register and take copies of and extracts from the same.

4. The Stockholder shall be recognised by the Company as entitled to the Stock and the Principal Sum represented thereby free from any equity set-off or cross claim on the part of the Company against the original or any intermediate holder of the Stock.

5. The Company shall recognise the registered holder of any Stock as the absolute owner thereof and shall not be effected by any notice of any trust whether express implied or constructive or to any claim of any person other than the registered holder and the receipt of the Stockholders or in the case of joint registered holders the receipt of any one of them for the Principal Sum or part thereof shall be a good discharge to the Company notwithstanding any notice it may have whether actual or constructive of the right title interest or claim of any other person to or in such Stock or monies.

6. The Stock shall, subject to the provisions of this Paragraph 4, be freely transferable by a Stockholder. A transfer of the Stock shall be by an instrument in writing signed by the transferor in the usual common form or such other form as the Company may approve. The transfer shall be lodged with the Company together with such evidence of the title of the transferor (including the Certificate) as the Company may reasonably require and thereupon and subject to such transfer being stamped (if appropriate) the transferee shall be registered as the holder of the Stock. The Company shall be entitled to retain the transfer. The Stock may not be transferred in part, save in units of not less than Pound L1,000 of the Principal Sum (or if less the whole of the Principal Sum).

7. The Company will keep a register of Stockholders and enter in it the issue and all transfers and changes of ownership of this Stock. The said register may be closed at such times and for such periods as the Company may from time to time determine provided that it shall not be closed for more than 30 days in any year.

8. The Company may charge a fee not exceeding Pound L10 for the registration of any transfer or change in ownership of this Stock.

9. On the death of the Stockholder (not being one of several joint holders) his personal representatives, executors and administrators and on the death of one or more of several joint holders the survivor or survivors of them shall be the only persons recognised by the Company as having any title to this Stock.

10. Any person entitled to this Stock by reason of the death or bankruptcy or insolvency of any Stockholder or otherwise by operation of law may upon producing such evidence of his title as the Company may reasonably require elect to be registered as the holder of


                                   Exhibit C-8
       this Stock. The Company may in its discretion withhold any payments due on such Stock until the person entitled to be registered as the holder of the Stock has been duly registered as such in accordance with the provisions of this Instrument.

11. The Principal Sum of the Stock or any part thereof may be paid by cheque sent through the post at the Stockholders wish to the Stockholder or to the first named of joint holders to the address appearing on the Register or to such other person or address as the Stockholder may in writing request. Payment of the cheque shall be payment and satisfaction of the Principal Sum represented thereby.

12. If several persons are entered in the Register as joint holders of any Stock then without prejudice to the last preceding Condition the receipt of any one of such persons for the Principal Sum or part thereof payable in respect of such Stock shall be as effective a discharge to the Company as if the person signing such receipt was the sole registered Stockholder.

13. If any Certificate is defaced, worn out, lost or destroyed it may be renewed on payment of a fee not exceeding Pound L10 and on such terms (if any) as the Directors of the Company may require as to indemnity and evidence of defacement or wearing out, loss or destruction. In the case of defacement or wearing out the defaced or worn out Certificate shall be surrendered and cancelled before the new certificate is issued. In the case of loss or destruction, the relevant Stockholder shall also pay to the Company (if demanded) all expenses incidental to the investigation of evidence of loss or destruction and the preparation of any form of indemnity. There shall be entered in the Register particulars of the issue of any Certificate and any indemnity. Any stamp duty payable on such renewal shall be borne by the Stockholder.

14. Stock shall only be redeemed against the surrender of the relevant Certificate for cancellation.

15. All Stock redeemed by the Company under the provisions of this Instrument shall be cancelled and shall not be re-issued.

16. The Principal Amount of the Stock or part of the Stock and any accrued interest thereon will be paid at the registered office of the Company or at such other place as the Company and the Stockholder shall agree.

17. Notices given in connection with the Stock shall be in writing and may be given by the Stockholder or by the Company by posting the notice in a pre-paid envelope addressed to the Company at its registered office or as the case may be to the Stockholder or the first named of joint holders at his address as shown in the register of Stockholders and every such notice shall be deemed to have been served twenty-four hours after the time of posting and in proving such service it shall be sufficient to prove that the envelope containing the notice was correctly addressed and stamped and was posted.


                                   Exhibit C-9

                                   SCHEDULE 3

18. The Company may (and shall at the request in writing of a person or persons holding not less than ten per cent of the Principal Sum of the Stock) convene a meeting of the Stockholders. Such meeting shall be held at the registered office of the Company or such other convenient place as the Directors of the Company may decide.

19. At least 21 days' notice, or when the meeting is being convened for the purpose of passing an Extraordinary Resolution at least 14 days' notice, of every meeting shall be given to the Stockholders. The notice shall specify the place day and hour of meeting and the general nature of the business to be transacted but except in the case of an Extraordinary Resolution it shall not be necessary to specify in the notice the terms of any resolution to be proposed. The accidental omission to give notice to or the non-receipt of notice by any of the Stockholders shall not invalidate the proceedings at any meeting.

20. At any meeting the Stockholders present in persons or by proxy (or in the case of a Stockholder being a corporation by its authorised representative) holding or representing fifty per cent of the aggregate principal amount of the Stock (for the time being outstanding) shall form a quorum for the transaction of business except for the purpose of passing an Extraordinary Resolution. The quorum for passing an Extraordinary Resolution shall be the Stockholders present in persons or by proxy holding or representing seventy-five per cent of the Principal Sum of the Stock (for the time being outstanding). No business (other than the election of a Chairman) shall be transacted at any meeting unless the requisite quorum is present at the commencement of business. If within half an hour from the time appointed for the meeting a quorum is not present the meeting if convened upon the requisition of Stockholders shall be dissolved. In any other case it shall stand adjourned to such day and time not being less than seven days thereafter and to such place as may be decided by the Chairman and at such adjourned meeting the Stockholders present and entitled to vote whatever their number and whatever the Principal Sum of the Stock held by them shall be a quorum for the transaction of business including the passing of Extraordinary Resolutions. At least three days' notice of any adjourned meeting of Stockholders at which an Extraordinary Resolution is to be submitted shall be given in the same manner mutatis mutandis as for the original meeting and such notice shall state that the Stockholders present at the adjourned meeting whatever their number and whatever the aggregate principal amount of the Stock held by them will form a quorum.

21. The Chairman of the Company shall preside at every meeting or if he is not present within five minutes after the time appointed for holding the meeting or unwilling to act the Stockholders shall choose one of their number to be Chairman. Any Director, the Secretary, the Auditors of the Company and the Solicitors of the Company and any other person authorised in that behalf by the Company may attend any meeting.

22. The Chairman may with the consent of any meeting at which a quorum is present and shall if so directed by the meeting adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.


                                  Exhibit C-10

23. At any meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman or by one or more Stockholders present in person or by proxy and holding or representing not less than ten per cent of the Principal Sum of the Stock (for the time being outstanding). Unless a poll is so demanded a declaration by the Chairman that a resolution has been carried or carried unanimously or by a particularly majority or lost shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution. If a poll is duly demanded it shall be taken in such manner as the Chairman may direct and the result of such a poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

24. In the case of an equality of votes whether on a show of hands or on a poll the Chairman of the Meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Stockholder.

25.    A poll so demanded shall be taken forthwith.

26. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

27. On a show of hands every Stockholder who is present in person or being a corporation by its authorised representative shall have one vote and on a poll every Stockholder who is present in person or being a corporation by its authorised representative or by proxy shall have one vote for every L1 or part thereof of Principal Sum of Stock of which he is the holder.

28. In the case of joint registered holders of Stock the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

29. On a poll votes may be given either personally or by proxy and a Stockholder entitled to more than one vote need not use all his vote or cast all the votes he uses in the same manner.

30. The instrument appointing a proxy shall be in writing under the hand of the appointor or his attorney or in the case of a corporation under the hand of an officer or attorney duly authorised.

31.    A person appointed to act as a proxy need not be a Stockholder.

32. The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed shall be delivered to the Chairman before the time appointed for the meeting and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of three months from the date named in it as the date of execution or signature.

33. An instrument appointing a proxy may be in the usual or common form or in such other form as the Directors may from time to time prescribe or accept. The proxy shall be


                                  Exhibit C-11
       deemed to confer the right to demand or join in demanding a poll. A proxy whether in the usual or common form or not shall unless the contrary is stated thereon be valid as well for any adjournment of the meeting as for the meeting to which it relates and need not be witnessed.

34. Any company or corporation which is a registered holder of any of the Stock may by resolution of its directors or other governing body authorise any person to act as its representative at any meeting of the Stockholders and such representative shall be entitled to exercise the same powers on behalf of the company or corporation which he represents as he would be entitled to exercise if he was himself the registered holder of such Stock.

35. A meeting of the Stockholders shall in addition to all other powers (which such other powers shall be exercisable by Ordinary Resolution) have the following powers exercisable by Extraordinary Resolution:-

35.1 Power to sanction any modification or compromise or any arrangement in respect of the rights of the Stockholders against the Company whether such rights arise under this Instrument or otherwise.

35.2 Power to assent to any modifications of the Conditions to which the Stock is subject and/or of the provisions contained in this Instrument proposed or agreed to by the Company.

35.3 Power to appoint any persons (whether Stockholders or not) as a committee to represent the interests of the Stockholders and to confer upon such committee any powers or discretions which the Stockholders could themselves exercise.

35.4 Power to sanction the exchange of the Stock for or the conversion of the Stock into shares stock debentures or other obligations or securities of the company or any other company formed or to be formed.

36. A resolution passed at a meeting of the Stockholders duly convened and held in accordance with these presents shall be binding upon all the Stockholders whether or not present at the meeting and each of the Stockholders shall be bound to give effect thereto accordingly.

37. The expression "Ordinary Resolution" means a resolution passed at a meeting of the Stockholders duly convened and held in accordance with the provisions herein contained and carried by a simple majority of the persons voting thereat upon a show of hands or on a poll.

38. The expression "Extraordinary Resolution" means a resolution passed at a meeting of the Stockholders duly convened and held in accordance with the provisions herein contained and carried by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than seventy-five per cent of all the votes cast on such poll.

39. A resolution in writing signed by all the Stockholders who for the time being are entitled to receive notice of meetings in accordance with the provisions herein contained shall for all purposes be as valid and effectual as an Ordinary Resolution or Extraordinary


                                  Exhibit C-12

       Resolution as the case may be passed at a meeting duly convened and held in accordance with the provisions herein contained. Such resolution in writing may be contained in one document or in several documents in like form each signed by one or more Stockholders and the effective date of such resolution shall be the date of the last signature thereto.


                                  Exhibit C-13

                                    EXHIBIT D

                       Form of Monthly Operating Statement

                                   [attached]


                                  Exhibit D-1